UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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☐  Soliciting Material Pursuant to §240.14a-12

AmerisourceBergen Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 22, 2010

Dear Stockholder:

I am pleased to invite you to attend our 2010 Annual Meeting of Stockholders on Thursday, March 4, 2010, at 2:00 p.m., Eastern Time. The meeting will be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania.

The Notice of the 2010 Annual Meeting of Stockholders and the Proxy Statement describe the items of business for the meeting. At the meeting we will also report on AmerisourceBergen’s performance and operations during fiscal year 2009 and respond to stockholder questions.

Your vote is very important. Whether or not you plan to attend the 2010 Annual Meeting of Stockholders, we urge you to vote and to submit your proxy over the Internet, by telephone or by mail. If you are a registered stockholder and attend the meeting, you may revoke the proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

Thank you for your support.

Sincerely,

RICHARD C. GOZON
Chairman of the Board

Notice of 2010 Annual Meeting of Stockholders

TIME AND DATE:	2:00 p.m., Eastern Time, on Thursday, March 4, 2010

PLACE:	Four Seasons Hotel Philadelphia One Logan Square Philadelphia, Pennsylvania

ITEMS OF BUSINESS:
(1)  To elect each of the three nominees named in the accompanying Proxy Statement (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

(2) To approve the amendment and restatement of AmerisourceBergen’s Amended and Restated Certificate of Incorporation to replace all supermajority vote requirements with a majority vote requirement;

(3) To ratify the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2010; and

(4) To transact any other business properly coming before the meeting.

WHO MAY VOTE:	Stockholders of record on January 4, 2010.

DATE OF AVAILABILITY:	This Notice and Proxy Statement are being made available to stockholders on or about January 22, 2010.

By order of the Board of Directors,

JOHN G. CHOU
Senior Vice President, General Counsel and Secretary

January 22, 2010

AmerisourceBergen Corporation
1300 Morris Drive
Chesterbrook, PA 19087

PROXY STATEMENT

Page

About the 2010 Annual Meeting and Voting at the Meeting	1
Election of Directors (Item 1 on the Proxy Card)	4
Additional Information about the Directors, the Board and the Board Committees	6
Codes of Ethics	13
Corporate Governance	13
Process for Identifying and Evaluating Director Nominees and for Submitting Recommendations	15
Approval of the Amendment and Restatement of AmerisourceBergen’s Amended and Restated Certificate of Incorporation to Replace all Supermajority Vote Requirements with a Majority Vote Requirement (Item 2 on the Proxy Card)	16
Audit Matters	18
Audit Committee Financial Expert	18
Report of the Audit and Corporate Responsibility Committee	18
Policy for Pre-Approval of Audit and Non-Audit Services	19
Independent Registered Public Accounting Firm’s Fees	19
Ratification of Appointment of Ernst & Young LLP as AmerisourceBergen’s Independent Registered Public Accounting Firm for Fiscal Year 2010 (Item 3 on the Proxy Card)	19
Compensation Committee Matters	20
Executive Compensation	21
Compensation Discussion and Analysis	21
Compensation Committee Report	31
Executive Compensation Tables	32
Employment Agreements	38
Potential Payments upon Termination of Employment or Change in Control	38
Certain Transactions	43
Beneficial Ownership of Common Stock	43
Equity Compensation Plan Information	45
Section 16(a) Beneficial Ownership Reporting Compliance	45
Availability of Form 10-K	45
Requirements for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders	46
Appendix A — Form of Amended and Restated Certificate of Incorporation of AmerisourceBergen Corporation	A-1

ABOUT THE 2010 ANNUAL MEETING OF STOCKHOLDERS AND VOTING AT THE MEETING

Why am I being furnished this Proxy Statement?

This Proxy Statement is furnished by AmerisourceBergen’s Board of Directors in connection with its solicitation of proxies for use at the 2010 Annual Meeting of Stockholders to be held March 4, 2010, and at any adjournments thereof. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 accompanies this Notice and Proxy Statement, but is not incorporated as a part of the Proxy Statement and is not to be regarded as part of the proxy solicitation material.

What are the items of business for the meeting?

The items of business for the meeting are as follows:

•	To elect each of the three nominees named in the accompanying Proxy Statement (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2013 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

•	To approve the amendment and restatement of AmerisourceBergen’s Amended and Restated Certificate of Incorporation to replace all supermajority vote requirements with a majority vote requirement;

•	To ratify the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2010; and

•	To transact any other business properly coming before the meeting.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy in order to provide you with an opportunity to vote on all matters scheduled to come before the meeting whether or not you attend the meeting in person.

What if I received a Notice of Internet Availability of Proxy Materials?

We are providing access to our proxy materials over the Internet. Accordingly, on or about January 22, 2010, we are mailing to our record and beneficial stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. You may request a printed copy of our proxy materials for the 2010 Annual Meeting of Stockholders. If you wish to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice of Internet Availability of Proxy Materials.

Who is entitled to vote?

You may vote if you owned shares of our common stock as of the close of business on January 4, 2010, which is the record date. You are entitled to one vote for each share of common stock that you own. As of January 4, 2010, we had [284,891,765] shares of common stock outstanding.

What shares can I vote?

You may vote all shares owned by you as of the close of business on January 4, 2010, the record date. These shares include:

•	Shares held directly in your name as the stockholder of record.

•	Shares of which you are the beneficial owner but not the stockholder of record. These are shares that are held for you through a broker, trustee or other nominee such as a bank, including shares purchased through any 401(k) plan as well as the AmerisourceBergen 2002 Employee Stock Purchase Plan.

How do I vote before the meeting?

If you hold your shares in your own name as the stockholder of record, you have three options for voting and submitting your proxy before the meeting:

•	By Internet — We encourage you to vote and submit your proxy over the Internet at www.proxyvoting.com/abc.

•	By telephone — You may vote and submit your proxy by calling 1-866-540-5760.

•	By mail — If you received your proxy materials by mail, you may vote by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote over the Internet or by telephone depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy over the Internet, by telephone or by mail.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the polls close at the meeting. You may revoke your proxy by:

•	Changing your vote in the manner described below.

•	Notifying John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 in writing that you are revoking your proxy before it is voted at the meeting.

If you hold your shares through an account with a bank or broker, your ability to revoke your proxy depends on the voting procedures of the bank or broker. Please follow the directions provided to you by your bank or broker.

May I change my vote?

You may change your vote at any time before the polls close at the meeting. You may change your vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting.

•	Voting again over the Internet or by telephone prior to 2:00 p.m., Eastern Time, on March 4, 2010.

•	Voting at the meeting if you are the stockholder of record.

•	Voting at the meeting if you are the beneficial owner and have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain instructions will be voted as follows:

•	For the election of the nominees for director named on page 4 of this Proxy Statement.

•	For the approval of the amendment and restatement of AmerisourceBergen’s Amended and Restated Certificate of Incorporation to replace all supermajority vote requirements with a majority vote requirement.

•	For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010.

•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of your shares.

We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, BNY Mellon, at 1-866-233-1957.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not provide a proxy, you must attend the meeting in order to vote your shares.

If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange, or NYSE, to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of our independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers.

May stockholders ask questions at the meeting?

Yes. Representatives of AmerisourceBergen will answer stockholders’ questions of general interest at the end of the meeting. In order to be eligible to ask questions at the meeting, you must be able to establish that you are a stockholder either as of January 4, 2010 or as of the date of the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, a majority of the shares of our common stock outstanding as of January 4, 2010 must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Shares voted by banks or brokers on behalf of beneficial owners also are counted as present at the meeting. In addition, abstentions and broker non-votes will be counted for purposes of establishing a quorum with respect to any matter properly brought before the meeting. Broker non-votes occur on a matter when a bank or broker is not permitted under applicable rules and regulations to vote on a matter without instruction from the beneficial owner of the underlying shares and no instruction has been given.

How many votes are needed for each proposal and how are the votes counted?

The favorable vote of a majority of the votes cast will be required for:

•	the election of each director (Item 1 on the Proxy Card); and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year (Item 3 on the Proxy Card).

The favorable vote of the holders of a majority of shares outstanding and entitled to vote on the amendment will be required to approve the amendment and restatement of AmerisourceBergen’s Amended and Restated Certificate of Incorporation to replace all supermajority vote requirements with a majority vote requirement (Item 2 on the Proxy Card). Abstentions and broker non-votes will be counted as negative votes in the tabulation of the votes cast by stockholders on this proposal.

Any other proposal that might properly come before the meeting will require the favorable vote of a majority of the votes cast in order to be approved.

A majority of the votes cast means that the votes cast “for” a matter exceed the number of votes cast “against” that matter. Abstentions and broker non-votes are disregarded when determining if a majority of the votes have been cast in favor of a matter. Both abstentions and broker non-votes are counted for purposes of establishing a quorum.

How will proxies be voted on other items or matters that properly come before the meeting?

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Is AmerisourceBergen aware of any other item of business that will be presented at the meeting?

We are not aware of any other business to be presented at the 2010 Annual Meeting of Stockholders. However, if any other matter should properly come before the 2010 Annual Meeting of Stockholders, the enclosed proxy confers discretionary authority with respect to such matter.

Will there be any further solicitation of proxies for the meeting?

Our directors, officers and employees may solicit proxies by telephone or in person. In addition, we have hired Morrow & Co., Inc. to assist us in soliciting proxies, if necessary. Morrow may solicit proxies by telephone or in person. We will pay Morrow a fee of $10,000, plus expenses, for providing such services. All costs and expenses of any solicitation, including the cost of preparing this Proxy Statement and posting it on the Internet and mailing the Notice of Internet Availability of Proxy Materials, will be borne by AmerisourceBergen.

Will AmerisourceBergen reimburse any expenses of banks, brokers, nominees and fiduciaries?

We will reimburse the expenses of banks, brokers, nominees and fiduciaries that send notices, proxies and proxy materials to our stockholders.

Will the directors be in attendance at the meeting?

We currently expect all of our directors to be in attendance at the 2010 Annual Meeting of Stockholders. It has been customary for our directors to attend our annual meetings of stockholders. All of our directors attended the 2009 Annual Meeting of Stockholders.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

How often are directors elected?

AmerisourceBergen’s directors are divided into three classes — Class I, Class II and Class III — with each class being as close in number as possible. The directors of each class serve for terms of three years. The terms of office of the classes are staggered so that only one class of directors is elected at each annual meeting of stockholders.

How many directors are to be elected at the meeting?

The term of office of the current Class III directors will expire at the 2010 Annual Meeting of Stockholders. There currently are three Class III directors, all of whom have been nominated for election at the 2010 Annual Meeting of Stockholders.

What is the size of the Board of Directors?

The current size of the Board of Directors is nine. The Board of Directors currently consists of eight members, there being a vacancy among the Class II directors resulting from the retirement of J. Lawrence Wilson on June 1, 2009. The Board of Directors intends to fill the vacancy.

Who are the current Class III directors?

The current Class III directors are Richard W. Gochnauer, Edward E. Hagenlocker and Henry W. McGee.

Who are this year’s nominees?

Messrs. Gochnauer, Hagenlocker and McGee will stand for reelection as Class III directors.

Which of this year’s nominees are independent?

Each of Messrs. Gochnauer, Hagenlocker and McGee is independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and in our corporate governance principles).

What is the term of office for which this year’s nominees are to be elected?

The nominees are to be elected for a three-year term and are expected to hold office until the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified.

What if a nominee is unwilling or unable to serve?

Each nominee for director has consented to his nomination and, so far as the Board of Directors and management are aware, intends to serve a full term as a director if elected. However, if any of the nominees should become unavailable or unable to stand for election prior to the election, the shares represented by proxies may be voted for the election of substitute nominees selected by the Board of Directors.

Biographical information about this year’s nominees:

Richard W. Gochnauer

•	Age 60.

•	Director of AmerisourceBergen since September 2008.

•	Director, President and Chief Executive Officer of United Stationers Inc. (wholesale distributor of business products) from 2002 to present, and Chief Operating Officer of United Stationers Inc. from July to December 2002.

•	President and Chief Operating Officer and Vice Chairman and President, International, of Golden State Foods Corporation from 1994 to 2002.

•	Also a director of Golden State Foods Corporation.

Edward E. Hagenlocker

•	Age 70.

•	Director of AmerisourceBergen since August 2001.

•	Director of AmeriSource Health Corporation from 1999 to August 2001.

•	Vice Chairman of Ford Motor Company (automobile manufacturer) from 1996 until his retirement in 1999 and Chairman of Visteon Automotive Systems from 1997 to 1999.

•	President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996.

•	Also a director of Air Products and Chemicals, Inc. and Ingersoll-Rand Company Limited.

Henry W. McGee

•	Age 56.

•	Director of AmerisourceBergen since November 2004.

•	President of HBO Home Entertainment (distributor of videos and DVDs), a unit of Home Box Office, Inc., since 1995.

•	Held variety of other positions with Home Box Office, Inc., Time Warner, Inc. (the parent of Home Box Office, Inc.) and their predecessors since 1979.

•	President of the Alvin Ailey Dance Foundation, Inc.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the election of each of the three nominees named in this Proxy Statement to the Board of Directors.

ADDITIONAL INFORMATION ABOUT THE DIRECTORS, THE BOARD
AND THE BOARD COMMITTEES

Who are the Class I directors?

The Class I directors are Charles H. Cotros, Jane E. Henney, M.D. and R. David Yost.

When does the term of the Class I directors expire?

The term of office of the Class I directors will expire at the 2011 Annual Meeting of Stockholders.

Biographical information about Class I directors:

Charles H. Cotros

•	Age 72.

•	Director of AmerisourceBergen since January 2002.

•	Interim Chairman and Chief Executive Officer of Allied Waste Industries, Inc. (waste management services) from October 2004 to May 2005.

•	Chairman and Chief Executive Officer of Sysco Corporation (foodservice marketing and distribution organization) from January 2000 until his retirement in December 2002.

•	Held variety of other positions with Sysco Corporation starting in 1974, including President from 1999 until July 2000 and Chief Operating Officer from 1995 until January 2000.

Jane E. Henney, M.D.

•	Age 62.

•	Director of AmerisourceBergen since January 2002.

•	Professor, Internal Medicine and Public Health Service, College of Medicine, University of Cincinnati since January 2008.

•	Senior Vice President and Provost for Health Affairs at the University of Cincinnati from July 2003 to January 2008.

•	Senior Scholar in Residence at the Association of Academic Health Centers in Washington, D.C. from 2001 to 2003.

•	Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001.

•	Vice President for Health Sciences at the University of New Mexico from 1994 to 1998.

•	Deputy Commissioner of Operations at the United States Food and Drug Administration from 1992 to 1994.

•	Dr. Henney is a medical oncologist and has held several posts at the National Cancer Institute, including Deputy Director from 1980 to 1985.

•	Also a director of AstraZeneca PLC and CIGNA Corporation.

R. David Yost

•	Age 62.

•	Director and Chief Executive Officer of AmerisourceBergen since August 2001.

•	President of AmerisourceBergen from August 2001 to October 2002 and since September 2007.

•	Chairman and Chief Executive Officer of AmeriSource Health Corporation from December 2000 to August 2001 and President and Chief Executive Officer of AmeriSource Health Corporation from May 1997 to December 2000.

•	Held variety of other positions with AmeriSource Health Corporation and its predecessors since 1974, including Executive Vice President — Operations of AmeriSource Health Corporation from 1995 to 1997.

•	Also a director of Tyco International Ltd.

Who are the Class II directors?

The Class II directors are Richard C. Gozon and Michael J. Long.

When does the term of the Class II directors expire?

The term of office of the Class II directors will expire at the 2012 Annual Meeting of Stockholders.

Biographical information about Class II directors:

Richard C. Gozon

•	Age 71.

•	Chairman of the Board of Directors of AmerisourceBergen since February 2006.

•	Director of AmerisourceBergen since August 2001.

•	Director of AmeriSource Health Corporation from 1994 to August 2001.

•	Executive Vice President of Weyerhaeuser Company (international forest products company) and Chairman of North Pacific Paper Company (a joint venture between Weyerhauser Company and Nippon Paper Industries) from June 1994 until his retirement in 2002.

•	Also a director of AmeriGas Propane, Inc., Triumph Group, Inc. and UGI Corporation and a member of the Board of Trustees of Thomas Jefferson University.

Michael J. Long

•	Age 51.

•	Director of AmerisourceBergen since May 2006.

•	Chairman of the Board of Arrow Electronics, Inc. (global distributor of electronic components and computer products) since December 31, 2009.

•	Director and Chief Executive Officer of Arrow Electronics, Inc. since May 2009.

•	Director, President and Chief Operating Officer of Arrow Electronics, Inc. from February 2008 to May 2009.

•	Senior Vice President and President, Arrow Global Components for Arrow Electronics, Inc. from September 2006 to February 2008.

•	President and Chief Operating Officer of Arrow North American Computer Products from 1999 to 2005.

•	President, Gates/Arrow Distributing from 1995 to 1999.

•	President, Capstone Electronics, an Arrow company, from 1994 to 1995.

Are there any family relationships among AmerisourceBergen’s directors and executive officers?

No.

What are the committees of the Board of Directors?

The Board of Directors has the following standing committees: Executive and Finance; Audit and Corporate Responsibility; Compensation and Succession Planning; and Governance and Nominating.

Name of Committee
and Members	Duties and Responsibilities of Committee

Executive and Finance
R. David Yost, Chair Charles H. Cotros Richard C. Gozon Edward E. Hagenlocker
• Exercises the authority of the Board of Directors between the meetings of the Board on matters that cannot be delayed, except as limited by Delaware law and our bylaws.

• Reviews the asset and liability structure of the company and considers its funding and capital needs.

• Reviews our dividend policy.

• Reviews strategies developed by management to meet changing economic and market conditions.

• At the request of the Board of Directors, reviews proposed capital expenditures and proposed acquisitions and divestitures.

Audit and Corporate Responsibility
Edward E. Hagenlocker, Chair Charles H. Cotros Jane E. Henney, M.D. Henry W. McGee	• Appoints, and has authority to terminate, the company’s independent registered public accounting firm.

• Pre-approves all audit and permitted non-audit services provided by the company’s independent registered public accounting firm.

• Reviews and discusses with management and the company’s independent registered public accounting firm the company’s audited financial statements and interim quarterly financial statements as well as management’s discussion and analysis of the statements as set forth in Forms 10-K and 10-Q filed with the SEC.

• Discusses with the company’s independent registered public accounting firm matters related to the conduct of the audit.

• Reviews and discusses the independence of the company’s independent registered public accounting firm.

• Prepares the Audit Committee report as required by SEC rules.

• Reviews the scope of the proposed audit to be conducted by the company’s independent registered public accounting firm each fiscal year and the audit procedures to be utilized.

• Discusses with management and/or the company’s independent registered public accounting firm significant financial reporting issues and accounting issues and the adequacy of our internal control over financial reporting.

• Reviews with the company’s independent registered public accounting firm the effectiveness of our accounting and financial controls, including the company’s internal control over financial reporting.

• Inquires of management, the internal auditor and the company’s independent registered public accounting firm about significant risks or exposures (whether financial, operational or otherwise) and assesses the steps management has taken to control such risks or exposures, including policies implemented for such purposes.

• Reviews internal audit function, internal audit plans, internal audit reports and management’s response to such reports.

Name of Committee
and Members	Duties and Responsibilities of Committee

• Reviews appointment, performance and replacement of our senior internal auditor.

• Reviews and approves all related persons transactions in accordance with our Related Persons Transactions Policy.

• Oversees compliance with our Code of Ethics and Business Conduct.

Compensation and Succession Planning
Charles H. Cotros, Chair Richard C. Gozon Michael J. Long Henry W. McGee	• Reviews and approves AmerisourceBergen’s executive compensation strategy and the individual elements of total compensation for the President and Chief Executive Officer and other members of senior management, including any other executive officers.

• Ensures that executive compensation strategy supports stockholder interests.

• Reviews and discusses with management the Compensation Discussion and Analysis and other disclosures about executive compensation that are required to be included in our Proxy Statement and Annual Report on Form 10-K.

• Prepares a Compensation Committee report as required by SEC rules.

• Evaluates performance of management annually.

• Proposes stock option plans for approval by stockholders.

• Administers and makes awards under our incentive compensation plans, including stock option plans.

• Has sole authority for retaining and terminating any consulting firm used to assist in the evaluation of the compensation of the President and Chief Executive Officer or any other executive officer.

• Ensures that any consulting firm retained by the committee to provide advice on executive compensation has not received, and will not receive, payment from AmerisourceBergen for the performance of any other services (other than de minimis amounts).

• Oversees the administration of our pension, benefit and retirement plans.

• Reviews with management and makes recommendations relating to succession planning and management development.

Name of Committee
and Members	Duties and Responsibilities of Committee

Governance and Nominating
Jane E. Henney, M.D., Chair Edward E. Hagenlocker	• Recommends selection and qualification criteria for directors.
Richard W. Gochnauer Michael J. Long	• Identifies and recommends qualified candidates to serve as directors of the company.

• Considers nominees for director recommended by stockholders.

• Determines the selection and qualification criteria for committee members.

• Reviews and makes recommendations relating to succession planning for Board and Board committee leadership positions and prepares for Board vacancies.

• Evaluates and advises the Board on the company’s approach to corporate governance.

• Makes recommendations regarding the size and composition of the Board and the composition and responsibilities of Board committees.

• Oversees the evaluation of the Board and the Board Committees.

• Reviews and makes recommendations to the Board regarding director compensation.

• Has sole authority for retaining and terminating any consulting firm used to assist in the evaluation of the compensation of directors.

• Ensures that any consulting firm retained by the committee to provide advice on the compensation of directors has not received, and will not receive, payment from the company for the performance of any other services (other than de minimus amounts).

• Reviews and makes recommendations to the Board about the company’s corporate governance.

How often did the Board and the committees meet in fiscal year 2009?

During fiscal year 2009, the Board of Directors met five times; the Executive and Finance Committee met three times; the Audit and Corporate Responsibility Committee met eleven times; the Compensation and Succession Planning Committee met six times; and the Governance and Nominating Committee met five times.

Did each director attend at least 75% of the meetings of the Board of Directors and of the committees on which he or she served?

Yes.

Do the non-management directors meet regularly?

The non-management directors meet at or near the end of each regularly scheduled meeting of the Board of Directors. The Chairman of the Board of Directors presides at such meetings. If the Chairman is not present, the committee chairs preside on a rotating basis.

How do interested parties make their concerns known to the non-management directors?

Interested parties who wish to make any concerns known to the non-management directors may submit communications at any time in writing to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. AmerisourceBergen’s Secretary will determine, in his good faith judgment, which communications will be relayed to the non-management directors.

How are directors compensated?

The following table summarizes the total compensation earned by directors who were not employees of AmerisourceBergen during fiscal year 2009. Directors who are employees of AmerisourceBergen receive no compensation for their service as directors or as members of Board committees.

Non-Employee Director Compensation at 2009 Fiscal Year End

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation
Name	(1)	(2)(3)	(2)(4)	(5)	Total

Charles H. Cotros	$41,750	$69,396	$99,017	$793	$210,956
Richard W. Gochnauer	$24,000	$29,642	$33,796	—	$87,438
Richard C. Gozon	$139,500	—	$99,017	—	$238,517
Edward E. Hagenlocker	$123,750	—	$99,017	—	$222,767
Jane E. Henney, M.D.	$30,750	$73,428	$99,017	—	$203,195
Michael J. Long	$24,000	$67,421	$102,289	$849	$194,559
Henry W. McGee	$39,750	$48,956	$99,017	—	$187,723
J. Lawrence Wilson (6)	$21,500	$48,482	$99,017	$757	$169,756

(1)	These amounts represent annual retainer and meeting fees earned by directors in cash for Board and committee service in fiscal year 2009, including amounts deferred into our deferred compensation plan.

(2)	The amounts reported represent the compensation cost that would be recognized by us in fiscal year 2009 in accordance with Accounting Standards Codification 718 (ASC 718) for all outstanding restricted stock and option awards held by directors, if the estimate of forfeitures related to service-based vesting conditions were disregarded. There were no forfeitures by the directors in fiscal year 2009. See Note 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for assumptions used to estimate the fair values of restricted stock and option awards granted during fiscal year 2009.

(3)	Restricted stock awards are payable in connection with a director’s initial election to the Board or, at the director’s election, in lieu of a director’s annual retainer. Such awards are made in quarterly increments generally on November 1, February 1, May 1 and August 1 of each fiscal year. Set forth below are the outstanding restricted stock awards held by each non-employee director as of September 30, 2009 and the grant date fair value of restricted stock awards granted to each of them in fiscal year 2009. The fair value of restricted stock is based on the closing price of our common stock on the date of grant.

	Restricted
	Stock Awards Outstanding
	at September 30, 2009	Grant Date Fair Value of Stock Awards
Name	(# of shares)	Granted in Fiscal Year 2009

Charles H. Cotros	10,582	$75,000
Richard W. Gochnauer	6,624	$65,627
Richard C. Gozon	—	—
Edward E. Hagenlocker	—	—
Jane E. Henney, M.D.	10,792	$75,000
Michael J. Long	9,952	$75,000
Henry W. McGee	6,996	$56,253
J. Lawrence Wilson (6)	—	$56,253

(4)	On February 20, 2009, each non-employee director received a grant of non-qualified stock options to purchase 19,922 shares of our common stock with an exercise price of $17.775 per share. The option award had a grant date fair value of $100,000. Grant date fair values were determined based on a binomial method of valuation. As of September 30, 2009, each non-employee director held the following outstanding stock options: Mr. Cotros — 71,672; Mr. Gochnauer — 28,200; Mr. Gozon — 214,638; Mr. Hagenlocker — 181,938; Dr. Henney — 90,614; Mr. Long — 66,626; and Mr. McGee — 97,372.

(5)	Amounts shown are the dividends accrued and paid on restricted stock that vested in fiscal year 2009.

(6)	Mr. Wilson retired from the Board of Directors on June 1, 2009. As a result, all unvested stock options held by Mr. Wilson were immediately vested. In accordance with the terms of the AmerisourceBergen Corporation 2001 Restricted Stock Plan, Mr. Wilson received $97,024.05, representing a payment equal to the value of his remaining 5,154 unvested shares of restricted stock based on the closing price of our common stock on June 1, 2009, and $1,514.62, representing dividends accrued on the vested shares of restricted stock issued from the date of grant through June 1, 2009.

Director Fees.  We pay our non-employee directors an annual retainer and meeting attendance fees in quarterly increments during the course of each year. During fiscal year 2009, the Chairman of the Board received an annual retainer of $90,000 and each other non-employee director received an annual retainer of $60,000. As explained below, a director may elect to have the annual retainer paid in cash, restricted common stock or options exercisable for common stock or credited to a deferred compensation account. For attending a Board meeting in person, the Chairman of the Board receives $7,500 and each other non-employee director receives $3,000. For attending a committee meeting in person, the Chairmen of the Audit and Corporate Responsibility Committee and the Compensation and Succession Planning Committee receive $5,000, the Chairman of the Governance and Nominating Committee receives $3,000 and other committee members receive $1,500. Telephonic meeting fees are 50% of the in-person meeting fee. A director may elect to have the meeting fees paid in cash or credited to a deferred compensation account. In addition, we provide our directors with a prescription drug benefit. We also reimburse our directors for the cost of transportation, food and lodging in connection with their service as directors.

Restricted Stock Awards.  Our non-employee directors receive a grant of restricted stock having a fair value of $50,000 in connection with their initial election to the Board. In most cases, the restrictions on the stock lapse three years after the grant date. A director who retires before the restrictions lapse may, in the Board’s discretion, receive a partial or full distribution of such stock. These grants are made under the AmerisourceBergen Corporation 2001 Restricted Stock Plan.

Option Awards.  Our non-employee directors also receive an annual grant of non-qualified options on our common stock having a grant date fair value of $100,000 (or a pro rata portion of the annual stock option grant in the year of their initial election to the Board). The exercise price of all options granted is the closing price of a share of our common stock on the date of grant. Options vest over three years beginning on the first anniversary of the grant date, with one-third of the options granted vesting each year. Vested options may be exercised at any time prior to the tenth anniversary of the grant date unless a director ceases to be a member of the Board. Generally, options will expire one or three years after the director ceases to be a member of the Board, depending on the reason for termination.

Deferral and Other Arrangements.  Directors may elect to defer all or any part of the annual retainer and meeting fees and credit the deferred amount to an account under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan. Payment of deferred amounts will be made or begin on the first day of the month after the non-employee director ceases to serve as a director. A director may elect to receive the deferred benefit (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the deferred compensation plan.

Directors may also elect to forego 50% or more of their annual cash retainer and receive an enhanced amount of restricted stock or stock options for the cash compensation foregone. If they choose to receive restricted stock, they will receive restricted stock having a value equal to 125% of the cash compensation foregone. If they choose to receive options, they will receive non-qualified stock options having a fair value equal to 150% of the cash compensation foregone.

Stock Ownership Guidelines.  We require our non-employee directors to own shares of our common stock to align their interests with those of the stockholders and to provide an incentive to foster our long-term success. In the first and second years after their election to the Board, non-employee directors must own stock equal in value to one or two times the annual retainer, respectively. From and after the third year following their Board election, non-employee directors must own stock equal in value to at least three times the annual retainer. We may take unusual market conditions into consideration when assessing compliance.

CODES OF ETHICS

Has AmerisourceBergen adopted a code of ethics and business conduct that applies to directors, officers and employees?

The Board of Directors adopted the AmerisourceBergen Corporation Code of Ethics and Business Conduct, in its current form, in May 2004. It applies to directors and employees, including officers, and is intended to comply with the requirements of Section 303A.10 of the NYSE Listed Company Manual.

Any waivers of the application of the AmerisourceBergen Corporation Code of Ethics and Business Conduct to directors or executive officers must be made either by the Board of Directors or the Audit and Corporate Responsibility Committee. We will disclose any such waiver or amendment of the Code of Ethics and Business Conduct promptly on our website.

Has AmerisourceBergen adopted a code of ethics for the principal executive officer and principal financial and accounting officers of AmerisourceBergen as required by SEC regulations?

We have adopted the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers in accordance with Item 406 of the SEC’s Regulation S-K. It applies to our President and Chief Executive Officer, Chief Financial Officer and Corporate Controller. Any waiver or amendment of the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers will be disclosed promptly on our website.

Where can stockholders obtain copies of the codes of ethics?

We have posted both the AmerisourceBergen Corporation Code of Ethics and Business Conduct and the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers under the Investors section of our Internet website at www.amerisourcebergen.com. A copy of the AmerisourceBergen Corporation Code of Ethics for Designated Senior Officers has also been filed with the SEC as an exhibit to our periodic reports under the Securities Exchange Act of 1934, as amended.

CORPORATE GOVERNANCE

Has AmerisourceBergen adopted corporate governance principles for the Board of Directors?

The Board of Directors has adopted the AmerisourceBergen Corporation Corporate Governance Principles, which are intended to comply with the requirements of Section 303A.09 of the NYSE Listed Company Manual.

The corporate governance principles for the Board, together with the charters of the Board committees, provide the framework for the governance of AmerisourceBergen. The Board reviews and updates the corporate governance principles and the committee charters from time to time to reflect corporate governance best practices. The corporate governance principles address a variety of governance issues, including:

•	Role and functions of the Board.

•	Qualifications of directors, including age limitations.

•	Mandatory tender of resignation by any director who changes employer or present job responsibility (other than a promotion).

•	Independence of directors.

•	Election of directors, size of the Board and selection process.

•	Mandatory tender of resignation by any director or nominee who fails to receive the vote required under our bylaws.

•	Board committees.

•	Meetings of non-employee directors, including the procedures for determining which director will preside at such meetings.

•	Self-evaluation of the Board.

•	Ethics and conflicts of interest.

•	Reporting of concerns to non-employee directors or the Audit and Corporate Responsibility Committee.

•	Compensation of the Board.

•	Stock ownership requirements.

•	Access to senior management of the company.

•	Access to independent advisors.

The corporate governance principles are posted under the Investors section of our website at www.amerisourcebergen.com.

Has the Board adopted a majority vote standard for director elections and a director resignation policy?

In November 2007, the Board adopted amendments to our bylaws and corporate governance principles to provide for a majority vote standard for the election of directors. Under the majority vote standard, each director must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that director. A plurality voting standard will apply instead of a majority voting standard if:

•	A stockholder has provided us with notice of a nominee for director in accordance with our bylaws; and

•	That nomination has not been withdrawn on or prior to the day next preceding the date the company first provides its notice of meeting for such meeting to stockholders.

Under Delaware law, if an incumbent nominee for director in an uncontested election does not receive the required votes for reelection, the director remains in office until a successor is elected and qualified. Our bylaws and corporate governance principles require each director nominee to tender an irrevocable resignation prior to the applicable meeting of stockholders and include post-election procedures in the event an incumbent director does not receive the required votes for reelection, as follows:

•	The Governance and Nominating Committee shall make a recommendation to the Board as to whether to accept the previously tendered resignation of the director.

•	The Board will act on the Governance and Nominating Committee’s recommendation.

•	The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

Has the Board determined which of the directors are independent?

The Board has determined that, except for Mr. Yost, all of the directors and director nominees are independent. Our corporate governance principles require us to maintain a minimum of 70% independent directors on our Board. If the three director nominees are elected at the 2010 Annual Meeting of Stockholders, seven out of eight directors then serving, or approximately 90% of the Board, will be independent.

The Board has adopted guidelines in our corporate governance principles to assist it in making independence determinations, which meet or exceed the independence requirements set forth in the NYSE listing standards. These guidelines are contained in Section 5 of our corporate governance principles, which are available to stockholders under the Investors section of our website at www.amerisourcebergen.com. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with AmerisourceBergen.

With the assistance of legal counsel to the company, the Board reviewed the applicable legal standards for director and Board committee member independence and our corporate governance standards. As a result of this review, the Board has determined that each of the following directors is independent: Charles H. Cotros, Richard W. Gochnauer, Richard C. Gozon, Edward E. Hagenlocker, Jane E. Henney, M.D., Michael J. Long and Henry W. McGee. J. Lawrence Wilson, who retired from the Board on June 1, 2009, was also determined to be independent prior to his retirement from the Board. The Board has also determined that, as required by their charters, all members of the Audit and Corporate Responsibility, Compensation and Succession Planning and Governance and Nominating Committees are independent. In addition to the independence standards in our corporate governance principles, members of the Audit and Corporate Responsibility Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from us other than their directors’ compensation. All members of the Audit and Corporate Responsibility Committee satisfy this additional SEC and NYSE independence requirement for audit committee members. We also apply this additional independence standard to the Compensation and Succession Planning Committee and the Governance and Nominating Committee and their members satisfy this standard. In undertaking its review, the Board considered that some of our directors serve on the board of directors of companies for which we perform (or may seek to perform) drug distribution and other services in the ordinary course of business.

Where can stockholders find our corporate governance documents?

Our corporate governance principles and the charters of the Executive and Finance, Audit and Corporate Responsibility, Compensation and Succession Planning and Governance and Nominating Committees have been posted under the Investors section of our website at www.amerisourcebergen.com.

PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES AND FOR
SUBMITTING RECOMMENDATIONS

How does the Governance and Nominating Committee identify and evaluate director nominees?

Director nominees should:

•	possess the highest personal and professional ethics, integrity and values,

•	be committed to representing the long-term interests of the stockholders, and

•	have an inquisitive and objective perspective, practical wisdom and mature judgment.

The Governance and Nominating Committee seeks to identify candidates who bring diverse experience at policymaking levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities.

Additionally, director nominees should have sufficient time to effectively carry out their duties. The President and Chief Executive Officer of AmerisourceBergen may serve on the board of no more than one other public company. Other director nominees may serve on the boards of no more than four other public companies.

What process should a stockholder follow to propose nominees for consideration by the Governance and Nominating Committee?

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names, appropriate biographical information and qualifications in writing to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

In considering any nominee proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the criteria described above. After full consideration, the stockholder proponent will be notified of the decision of the committee.

In order to be considered by the Governance and Nominating Committee for the Annual Meeting of Stockholders to be held in 2011, the name of the proposed nominee and supporting biographical information and description of the qualifications of the proposed nominee must be received by us no later than September 24, 2010.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF AMERISOURCEBERGEN’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REPLACE ALL
SUPERMAJORITY VOTE REQUIREMENTS WITH A MAJORITY VOTE REQUIREMENT
(Item 2 on the Proxy Card)

What am I voting on?

You are voting on a proposal to amend and restate our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”) to adopt a majority vote requirement in lieu of all supermajority vote requirements for stockholder action contained in our certificate of incorporation.

Our Board of Directors has unanimously approved an amendment to our certificate of incorporation to replace all supermajority vote requirements for stockholder action with a majority vote requirement, and recommends that the stockholders vote in favor of the amendment. In deliberating on the amendment, our Board of Directors considered the evolving standards of corporate governance and the concerns of our stockholders.

The supermajority vote requirements in our certificate of incorporation and bylaws were implemented in connection with our formation as a corporation. These heightened voting standards were designed to require broad stockholder consensus to effect corporate governance changes and to protect minority stockholder interests. In recent years, however, investors and others have come to believe that supermajority voting provisions conflict with the principles of good corporate governance because they can, either in appearance or practice, be viewed as making it more difficult for stockholders to effect change and to participate in decisions that are properly within the realm of stockholders under state corporate law. A majority voting threshold for stockholder action can increase the ability of stockholders to participate in corporate governance. Our Board of Directors also considered current investor voting guidelines, stockholder preferences and the practices of our peer companies. After evaluating these considerations, the Governance and Nominating Committee recommended the elimination of all supermajority vote requirements in our certificate of incorporation and bylaws, and the Board of Directors agreed and unanimously determined that the elimination of these provisions and the adoption of a majority vote standard is advisable and in the best interests of the company and our stockholders.

The full text of our certificate of incorporation, as amended by the proposed amendment and restatement, is attached to this Proxy Statement as Appendix A, and is incorporated herein by reference. You are encouraged to read the entire text of our certificate of incorporation.

What provisions of our certificate of incorporation will be amended?

Our certificate of incorporation currently requires the affirmative vote of 80% of the voting power of all of our outstanding shares to remove a director for cause and to amend our bylaws at an annual or special meeting of stockholders. In addition, unless the proposed amendment has been declared advisable by at least 75% of our Board of Directors, the affirmative vote of 80% of all outstanding shares of our stock then entitled to vote generally in the election of directors is currently required in order to amend, alter or repeal the provisions in our certificate of incorporation relating to the following matters:

•	undesignated preferred stock;

•	the classified board;

•	the removal of directors;

•	vacancies on the board of directors;

•	stockholder action by written consent;

•	the ability to call special meetings of stockholders;

•	advance notice of director nominations and stockholder proposals;

•	our election to be subject to the restrictions on business combinations under Section 203 of the Delaware General Corporation Law;

•	limitation of liability of directors, indemnification and advancement of expenses of directors and officers; and

•	the amendment of certain provisions of our certificate of incorporation.

How will our certificate of incorporation be changed?

If the stockholders approve the amendment and restatement of our certificate of incorporation, all supermajority vote requirements in our certificate of incorporation will be replaced with a majority vote requirement. In particular:

•	the removal of a director for cause would require the affirmative vote of a majority of the votes cast for and against the removal by the stockholders present in person or by proxy and entitled to vote generally in the election of directors;

•	the approval of any proposal presented at an annual or special meeting of stockholders to adopt a new bylaw provision or to alter, amend or repeal our bylaws would require the affirmative vote of a majority of the votes cast for and against any such proposal by the stockholders present in person or by proxy and entitled to vote on such action; and

•	our certificate of incorporation could be amended by the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment.

Why is the certificate of incorporation being restated in its entirety?

Since 2001, we have made several amendments to our certificate of incorporation. We would like to amend and restate our certificate of incorporation so that it integrates into a single document all of the prior amendments to our certificate of incorporation, together with the amendment being proposed today.

When will the amendment be effective?

If approved by the stockholders at the 2010 Annual Meeting of Stockholders, the amendment and restatement of our certificate of incorporation will become effective upon the filing of an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. We intend to file the amended and restated certificate of incorporation as soon as practicable after the 2010 Annual Meeting of Stockholders.

Will the Board of Directors amend the bylaws in a manner consistent with the amendment to our certificate of incorporation?

Our Board of Directors has approved the amendment of our bylaws in order to adopt a majority vote standard that is consistent with the amendment to our certificate of incorporation. If the amendment to our certificate of incorporation is approved by our stockholders, our Board of Directors intends to adopt the amendment to our bylaws at a meeting to be held immediately following the 2010 Annual Meeting of Stockholders. The changes to our bylaws will be effective upon adoption.

How many votes are needed for this proposal and how are the votes counted?

Because at least 75% of the Board of Directors has approved the proposed amendment and restatement of our certificate of incorporation, approval of the proposed amendment and restatement of our certificate of incorporation will require the affirmative vote of the holders of a majority of shares of our common stock outstanding. Abstentions and broker non-votes will be counted in the tabulation of the votes cast by stockholders on the proposal and will have the effect of a negative vote.

There are no appraisal or similar rights of dissenters under Delaware law with respect to the amendment and restatement of our certificate of incorporation.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the amendment and restatement of our certificate of incorporation to replace all supermajority vote requirements with a majority vote requirement.

AUDIT MATTERS

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Hagenlocker is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Hagenlocker serves as Chairman of the Audit and Corporate Responsibility Committee.

Report of the Audit and Corporate Responsibility Committee

The Audit and Corporate Responsibility Committee consists of the four directors named below. All of the committee members are independent (as independence is defined in Section 303A of the NYSE Listed Company Manual and our corporate governance principles) and all of the members are financially literate.

The committee reviewed and discussed with AmerisourceBergen’s management and its independent registered public accounting firm (i) the audited financial statements contained in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and (ii) the company’s internal control over financial reporting. AmerisourceBergen’s management has the primary responsibility for the company’s financial statements and its financial reporting and control processes and procedures, including its internal control over financial reporting and its disclosure controls and procedures. AmerisourceBergen’s management has represented to the Audit and Corporate Responsibility Committee that the financial statements contained in the company’s fiscal year 2009 Annual Report on Form 10-K Report were prepared in accordance with U.S. generally accepted accounting principles and that the company’s internal control over financial reporting was effective as of September 30, 2009 (based on the criteria set forth in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission).

The committee discussed with the company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of the company’s accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States).

The committee discussed with the company’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee discussed with the independent registered public accounting firm the firm’s independence from the company and its management, including the matters in the written disclosures and letter which were received by the committee from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence.

The committee also discussed with the company’s independent registered public accounting firm, the firm’s audit of the effectiveness of the company’s internal control over financial reporting, as of September 30, 2009.

Based on the reviews and discussions referred to above, the Audit and Corporate Responsibility Committee recommended to the Board of Directors that the audited financial statements be included in AmerisourceBergen’s Annual Report on Form 10-K for fiscal year 2009.

AUDIT AND CORPORATE RESPONSIBILITY
COMMITTEE

Edward E. Hagenlocker, Chairman
Charles H. Cotros
Jane E. Henney, M.D.
Henry W. McGee

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit and Corporate Responsibility Committee’s policy is to pre-approve all audit services and all non-audit services that the company’s independent registered public accounting firm is permitted to perform for the company under applicable federal securities regulations. As permitted by the applicable regulations, the committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent registered public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

Independent Registered Public Accounting Firm’s Fees

During the fiscal years ended September 30, 2009 and 2008, Ernst & Young LLP, AmerisourceBergen’s independent registered public accounting firm, billed the company the fees set forth below in connection with services rendered by the independent registered public accounting firm to the company:

Fee Category	Fiscal Year 2009	Fiscal Year 2008

Audit Fees	$3,197,412	$4,058,440
Audit-Related Fees	217,800	1,274,230
Tax Fees	672,552	381,937
All Other Fees	1,995	4,000

TOTAL	$4,089,759	$5,718,607

Audit fees consisted of fees for the audit of AmerisourceBergen’s annual financial statements, consultation concerning financial accounting and reporting standards and consultation concerning matters relating to Section 404 of the Sarbanes-Oxley Act of 2002, review of quarterly financial statements as well as services normally provided in connection with statutory and regulatory filings or engagements, comfort letters, consents and assistance with and review of company documents filed with the SEC. Audit fees also included the fees for the audit of the effectiveness of the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-related fees consisted of fees for assurance and related services, including employee benefit plan audits and due diligence related to acquisitions. Audit-related fees also included fees for the audit during fiscal year 2008 of financial statements for PMSI, our former workers’ compensation business, which we divested in October 2008.

Tax fees consisted primarily of fees for tax compliance, tax advice and tax planning services.

Other fees consisted of subscription fees for Internet-based professional literature.

Our Audit and Corporate Responsibility Committee reviewed and approved all fees charged by Ernst & Young LLP in accordance with the policy described above and monitored the relationship between audit and permissible non-audit services provided. The policy is intended to ensure that the fees earned by Ernst & Young are consistent with the maintenance of the independent registered public accounting firm’s independence in the conduct of its auditing functions.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
AMERISOURCEBERGEN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2010
(Item 3 on the Proxy Card)

What am I voting on?

You are voting on the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for the fiscal year ending September 30, 2010. The Audit and Corporate Responsibility Committee of the Board of Directors has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2010. Although our governing documents do not require the submission of the appointment of AmerisourceBergen’s independent registered public accounting firm to the stockholders for approval, the Board considers it desirable that the stockholders ratify the appointment of Ernst & Young LLP. Should the stockholders not ratify the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for the fiscal year ending September 30, 2010, the Audit and Corporate Responsibility Committee will investigate the reasons for the rejection by the stockholders and will reconsider the appointment of Ernst & Young LLP.

What services will the independent registered public accounting firm provide?

Audit services provided by Ernst & Young LLP for fiscal year 2010 will include the examination of the consolidated financial statements of AmerisourceBergen and services related to periodic filings made with the SEC. Audit services for fiscal year 2010 also will include the audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Additionally, Ernst & Young LLP may provide audit-related, tax and other services comparable in nature to the services performed in fiscal years 2008 and 2009, as described above under the heading Independent Registered Public Accounting Firm’s Fees.

Will representatives of the independent registered public accounting firm be present at the 2010 Annual Meeting of Stockholders?

Representatives of Ernst & Young LLP are expected to be present at the 2010 Annual Meeting of Stockholders. Such representatives will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

How does the Board of Directors recommend that I vote?

We recommend that you vote For the ratification of the appointment of Ernst & Young LLP as AmerisourceBergen’s independent registered public accounting firm for fiscal year 2010.

COMPENSATION COMMITTEE MATTERS

General

The members of the Compensation and Succession Planning Committee, referred to as the Committee, are Charles H. Cotros (Chairman), Richard C. Gozon, Michael J. Long and Henry W. McGee. The Board of Directors has determined that each of them is independent in accordance with the standards set forth in our corporate governance policies and those applicable to companies listed on the NYSE. None of them has ever been an officer or employee of the company, is or was a participant in any related person transaction in 2009 (see page 43 for a description of our policy on related person transactions), or is an executive officer of another entity at which one of our executive officers serves on the board of directors.

The Committee is responsible for our executive compensation program and review of succession planning. It reviews and approves compensation for our executives, including the named executive officers listed in the Summary Compensation Table on page 32. The Committee also oversees our employee pension, long-term incentive, savings, health and welfare plans. The Committee’s duties and responsibilities under its charter are described on page 9. The Committee reviews its charter annually. The Committee has delegated the administration of our pension and benefit plans to an internal benefits committee, composed of senior finance, human resources and legal executives.

Processes and Procedures

Meetings.  The Committee met six times in 2009. The Chairman, in consultation with the other Committee members and with AmerisourceBergen management, prepares agendas, which address an annual calendar of topics and other matters requiring the attention of the Committee. The Committee meets without management present, whenever necessary to discuss matters it deems appropriate.

Role of External Compensation Consultant.  The Committee’s charter provides that the Committee has sole authority to retain or terminate any consulting firm engaged to advise it in the evaluation of compensation for executive officers, including the chief executive officer. In addition, any consulting firm retained by the Committee to assist with executive compensation must be independent, although any such firm will not be disqualified if it has received no more than $100,000 in the aggregate for the performance of any other services for us (including services for management, another Committee or the Board) during the fiscal year in which the firm is providing executive compensation-related services. The Committee has engaged Towers Perrin to serve as its external compensation consultant, subject to annual review.

During 2009, Towers Perrin advised us on executive compensation matters, plan design and industry trends and practices. They prepared analyses and recommendations for the Committee and the Board relating to all aspects of the compensation of our executives, including pay recommendations for Mr. Yost. Towers Perrin advised the Committee on market practices regarding the treatment of equity incentive awards after retirement, and made recommendations on changes to our management incentive plan. Towers Perrin also reviewed our benchmarking methodology and market positioning of the compensation provided to our named executive officers and other senior management. In addition to meeting with the Committee without management present, the external compensation consultants met privately with members of the Committee from time to time to plan for Committee meetings and discuss executive compensation matters.

In 2009, Towers Perrin also received approximately $20,000 in compensation from us for the provision of actuarial services in connection with retirement plans that we maintain for former officers of one of our predecessor companies.

Role of Executive Officers and Management.  The chief executive officer gives the Committee a performance assessment and, taking into account the recommendation of our senior vice president, human resources, and the compensation consultant, a pay recommendation for senior management, including each of the other named executive officers. Our senior vice president, human resources, in consultation with the chief executive officer and the compensation consultant, also formulates and makes recommendations on matters of compensation philosophy and plan design. The compensation consultant provides competitive data concerning Mr. Yost’s pay in comparison to the peer group. The Committee considers the recommendations and competitive data and makes decisions, as it deems appropriate, on compensation for the named executive officers based on its assessment of individual performance and achievement of goals. Our chief executive officer, senior vice president, human resources, and senior vice president, general counsel and secretary generally attend the Committee meetings, but they are not present when the Committee meets in executive session and they do not make recommendations regarding their own compensation.

The Board of Directors establishes the compensation of directors upon the recommendation of the Governance and Nominating Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

AmerisourceBergen is one of the largest pharmaceutical services companies in the world. We operate in a highly competitive business environment. Our compensation program is designed to pay our executives fairly and to link compensation with the attainment of our financial and strategic goals. We believe that employees will be best motivated to achieve these goals by making a portion of their compensation dependent upon corporate performance and stockholder returns, and that executives should have a greater portion of their compensation at risk than other employees. Accordingly, a substantial portion of the compensation provided to our named executive officers is tied to our future performance.

Our long-term financial goals are to grow diluted earnings per share from continuing operations approximately 15 percent annually by growing operating revenues in line with pharmaceutical market growth, expanding operating margins and generating free cash flow that approximates net income. Our specific financial targets for each fiscal year may vary to some extent from our long-term goals based on industry trends and market conditions. Our compensation program is designed to provide total direct compensation (base salary, cash bonus and long-term incentive) in the median range for executives at the companies in our peer group when we deliver targeted financial results.

Our results from continuing operations in fiscal year 2009 reflected strong performance and resiliency in our business. Despite a difficult economy, our revenue grew by 2% to $71.8 billion. We generated free cash flow of $637.9 million and income from continuing operations of $511.9 million. We achieved a return on invested capital (ROIC) that exceeded our weighted average cost of capital. Diluted earnings per share from continuing operations (EPS) were up by 17% to $1.69 per share. Our distribution business, and our specialty distribution business in particular, demonstrated solid growth this past year. We returned a substantial amount of cash to our stockholders in fiscal year 2009 through

$62.7 million in dividends and $450.4 million in stock repurchases. We had outstanding expense and working capital management in fiscal year 2009. We believe that the leadership and demonstrated discipline of our management team will serve us well in the coming year. Under our bonus program, we exceeded our target goals for both fiscal 2009 EPS and ROIC at the corporate and business unit levels. As a result, bonus payments to our named executive officers and to employees generally, which are paid out largely based on the attainment of specified financial goals, were above the target established for fiscal year 2009.

Management and the Board regularly evaluate the major risks to the company. The Committee considers how risks taken by management could impact the value of executive compensation. A substantial component of the compensation of our named executive officers is weighted to the achievement of corporate performance goals. For example, approximately 28% to 43% of the fiscal year 2009 annual compensation of our named executive officers is in the form of stock options and restricted stock (or restricted stock units), which provide an incentive to achieve favorable long-term performance. Our executives are required to comply with our stock ownership guidelines, which encourages a focus on long-term growth. In addition, Mr. Yost also receives compensation under a 3-year long-term incentive plan. Our Annual Incentive Plan, or AIP, provides an incentive to achieve annual performance targets, and approximately 32% to 41% of the fiscal year 2009 annual compensation of our named executive officers was awarded through this cash bonus program. The AIP does not provide payment for poor performance, regardless of whether the failure to achieve target was due to the occurrence of an event within or outside of management’s control. Moreover, there is a maximum limit on the amount of cash bonus that an executive may receive under the AIP, even for spectacular performance. This limit is designed to moderate the level of risk that employees are encouraged to take in order to achieve their financial performance goals. We believe our executive pay is reasonable and provides appropriate incentives to our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions.

Role of the Compensation and Succession Planning Committee

The Committee reviews and makes decisions about executive compensation policies and plans. The Committee determines the amount of base salary, cash bonus and long-term incentive awarded to our executives. The Committee evaluates the named executive officers’ performance and determines their compensation in light of the objectives of our executive compensation program. Our chief executive officer and senior vice president, human resources, assist the Committee in reaching compensation decisions with respect to the named executive officers, but do not participate in decisions regarding their own compensation. The compensation consultant provides information and analysis to assist the Committee in making decisions about our chief executive officer’s compensation and executive compensation generally.

Executive Compensation Policy and Objectives

We seek to employ and retain talented senior executives who will help us fulfill our business goals, meet the needs of our customers and suppliers and contribute to our long-term success. Our executive compensation program is designed to link pay with the achievement of our annual and long-term business goals.

The Committee considers the following objectives in setting executive compensation:

•	Employ knowledgeable and experienced senior executives.

•	Align individual objectives and performance with company objectives and performance.

•	Motivate our employees to work for and achieve superior results from year-to-year and in the long-term.

•	Reward performance that exceeds established performance goals.

•	Align the long-term financial interests of our executives with those of our stockholders.

Benchmarking Process

We consider market pay practices when setting executive compensation. Benchmarking helps the Committee assess whether our level of executive pay is appropriate when compared to industry standards. We generally conduct a detailed market review of executive pay to evaluate each element of pay and benefit competitiveness, review pay practices (such as pay mix, incentive plan leverage, performance measurement and weighting) and compare performance against our peer group. In light of recent economic developments and market changes with respect to executive pay, we asked Towers

Perrin to conduct a detailed market review of our executive pay in 2009. The Committee considered peer group proxy statement data for similar positions when benchmarking compensation for Messrs. Yost, DiCandilo and Collis and reviewed published compensation survey data when reviewing compensation for Ms. Fisher, Mr. Chou and other members of senior management. When assessing pay levels, the Committee also reviews the relative positioning of our named executive officers with each other. In 2009, Towers Perrin concluded that our overall competitive posture with respect to executive pay remained similar to our positioning in the 2008 assessment of executive pay.

Our peer group is composed of companies with business models and operations comparable to our own, including our two largest direct competitors. Most companies in our peer group are similar in size to AmerisourceBergen, and some of them also operate in the healthcare industry. Their revenues fall within a range of approximately 50% to 200% of our expected revenues. We believe this mix of companies reflects the type and complexity of business risks managed by our executives. We also believe that we compete with many of these companies for executive talent. The 2009 peer group was comprised of the following 15 companies:

2009 Peer Group

Cardinal Health, Inc.	Ingram Micro Inc.	Supervalu Inc.
Costco Wholesale Corporation	The Kroger Co.	Sysco Corporation
CVS Caremark Corporation	McKesson Corporation	Target Corporation
Federal Express Corporation	Medco Health Solutions, Inc.	United Parcel Service, Inc.
The Home Depot, Inc.	Safeway Inc.	Walgreen Co.

Our compensation program targets various levels relative to our peer group for each element of executive pay as follows:

Target Percentile Compensation for Fiscal Year 2009

	Total Cash Compensation	Total Direct Compensation
Base Salary	(Salary + Bonus)	(Salary + Bonus + Long-Term Incentive)
35th percentile of peer group	50th percentile of peer group	50th – 75th percentile of peer group

For years in which we meet our financial goals, our program is intended to pay base salary in the range of the 35th percentile, total cash compensation (base salary and cash bonus) in the range of the 50th percentile, and total direct compensation (base salary, cash bonus and long-term incentive) at or above the median (50th percentile) of our peer group. If we exceed our financial goals, depending on the extent of our success, total direct compensation could reach the 75th percentile of our peer group. In fiscal year 2009, the base salaries and total cash compensation of our named executive officers were at or fell below our target percentiles, with one exception where total cash compensation fell substantially below target. Despite strong financial performance in fiscal year 2009, total direct compensation for each of our named executive officers fell below and, in some cases, substantially below our targeted 50th percentile for total direct compensation in fiscal year 2009. This shortfall as compared to our target pay philosophy is due, in part, to the fact that the target opportunity of our long-term incentive awards is generally lower than that of our peers. We took some action to address the difference between our compensation philosophy and actual pay for the most affected named executive officers. In November 2007, we implemented a performance-based long-term incentive award for Mr. Yost, in part to provide him with the opportunity to bring his total direct compensation closer to the median for chief executive officers in our peer group. In November 2008, we increased, where necessary, base salary and bonus opportunity available to our named executive officers for fiscal year 2009 to bring total cash compensation more in line with our target if we meet our financial goals.

Components of the Executive Compensation Program

Our executive compensation program consists of three components — base salary, cash bonus and long-term incentive. This represents a mix of fixed pay and short-and long-term incentives. A significant portion of each of our named executive officers’ pay is at risk or subject to our future performance. We believe that emphasizing incentive pay helps our executives to focus on the financial and strategic goals that create profitability and value for our stockholders.

Base Salary.  Base salary is a fixed component of pay that is determined yearly in advance. We aim to provide base salary that is reasonable for a company of our size and complexity, and sufficiently competitive to attract and retain talented individuals. For the named executive officers, we target base salary in the 35th percentile for similar positions in our peer group. Base pay is intended to provide a regular stream of income and financial security for our executives. By providing base salary below our peer median, we place greater emphasis on incentive compensation for our named executive officers.

The Committee has historically reviewed executive performance and pay each November. The Committee determines whether an executive merits a salary increase and, if so, how much. Our executives are evaluated on job performance, changes in duties, scope and responsibilities and expected future contributions, and their pay is evaluated with reference to our peer group. In November 2008, the Committee approved the following salary increases for our named executive officers for fiscal year 2009:

Fiscal Year 2009
Named Executive Officer	Salary Increase
R. David Yost	4.5%
Michael D. DiCandilo	5.0%
Steven H. Collis	6.0%
Jeanne B. Fisher	2.0%
John G. Chou	4.0%

These salary increases reflected a positive performance review for all of the named executive officers. In August 2009, we reorganized our senior management team. Mr. Collis was named Executive Vice President and President of AmerisourceBergen Drug Corporation and, in connection with the responsibilities associated with his new role, was awarded an additional 8% salary increase beginning in October 2009.

We are in the process of transitioning to a single performance review cycle for the entire workforce. Going forward, we will review salary and determine merit increases, if any, for the named executive officers in May of each year. Accordingly, none of our named executive officers received a salary increase in November 2009.

Cash Bonus.  Cash bonuses depend upon the achievement of pre-established performance goals for the fiscal year. We use cash bonuses to motivate executives to improve financial performance year-over-year and to reward executives who deliver targeted financial results in a particular year. All executives and other eligible employees participate in the AIP, our annual cash bonus program. In fiscal year 2009, our named executive officers were eligible to receive target cash bonuses ranging from 85% to 120% of their salary if we met our financial performance goals.

The Committee establishes the performance goals, incentive levels and bonus maximums for each of our named executive officers under our AIP. When making its determinations, the Committee reviews the financial and strategic plan prepared by management for the Board. It also reviews recommendations on incentive levels and bonus maximums prepared by the compensation consultant and our human resources department for the Committee’s use. The Committee makes its own assessment regarding the appropriate goals and target incentives for executives and then assigns a relative weighting to each performance measure. These weightings may differ for each named executive officer.

For each financial performance measure, there is a target and threshold. Target is the expected level of performance. Threshold refers to the minimum acceptable level of performance. We do not pay bonus if our performance is at or below the threshold. Executives may receive an amount in excess of their target bonus (up to an additional 50% of the target incentive level) if our performance exceeds our financial goals for the fiscal year. An individual’s actual bonus consists of the amount determined for exceeding the thresholds and, if applicable, an amount for exceeding the targets.

In November 2008, the Committee approved performance measures for fiscal year 2009. Corporate financial performance measures for fiscal year 2009 were EPS of $1.59 (as adjusted to reflect our two-for-one stock split in June 2009) and ROIC of 12.3%. The fiscal 2009 cash bonuses of Messrs. Yost, DiCandilo and Chou and Ms. Fisher were based on the achievement of corporate EPS and ROIC and leadership goals. The fiscal 2009 cash bonus of Mr. Collis was based on the achievement of Specialty Group EBIT and ROIC, corporate EPS and ROIC and leadership goals. ROIC equals after tax operating income divided by invested capital. ROIC measures how well we generate cash flow relative to the capital we invest in our business, including not only the cost of the assets employed but also the cost to acquire those assets. The Committee chose these measures because they are the key metrics used by management to set business goals and evaluate financial results. In addition, we communicate our expectations about future business performance to investors by using an EPS range for each fiscal year. We generally set EPS targets to reflect our long-term goal of growing EPS as close to 15% as is realistic annually, while allowing for reasonable flexibility based on the impact of industry trends, other market factors and special items from year to year. The corporate financial performance measures apply to all of the named executive officers. The table below shows corporate financial performance measures and actual performance for fiscal year 2009 (as adjusted to reflect our two-for-one stock split in June 2009):

Corporate Performance Metric	Threshold	Target (100% payout)	Actual Performance
EPS	$1.43	$1.59	$1.69(1)
ROIC	10.46%	12.30%	13.82%

(1)	EPS is calculated based on diluted earnings per share from continuing operations.

The majority of a business unit leader’s bonus is tied to business unit performance. We believe that this mix, which emphasizes business unit performance, appropriately links pay to operating responsibility. We select performance goals that generally reflect, at a minimum, greater than 10% annual earnings before interest and taxes (EBIT) growth in our business units each fiscal year. We establish business unit ROIC targets based on the proportionate contribution from the particular business that is necessary to achieve the overall corporate ROIC target for the fiscal year, which was 12.3% in fiscal year 2009. The Committee intends the business unit performance goals to be challenging. Both our Specialty Group and our drug distribution business, which we refer to as ABDC, have not achieved target on one or both of the financial performance measures applicable to any named executive officer two times in the last five fiscal years.

Target and actual fiscal year 2009 cash bonuses for our named executive officers were as follows:

					Actual
		Target Incentive			Percentage
				Maximum	Payout vs.
	2009 Base	Percent of		Bonus	Target	Actual Bonus
Name	Salary	Base Salary	Amount	Potential	Incentive	Payout
R. David Yost	$1,241,460	120%	$1,489,752	$2,234,628	112.6%	$1,677,461

Michael D. DiCandilo	$656,250	105%	$689,062	$1,033,593	112.6%	$775,884

Steven H. Collis	$577,700	105%	$606,585	$909,877	118.7%	$720,097

Jeanne B. Fisher	$331,500	100%	$331,500	$497,251	112.6%	$373,269

John G. Chou	$312,000	85%	$265,200	$397,800	112.6%	$298,615

We delivered very strong financial performance in fiscal year 2009. We exceeded target for both our corporate EPS and ROIC goals. As a result, bonuses to our named executive officers were above the target incentive established for them. We link a substantial majority of the bonus to the achievement of corporate performance measures so that bonus payments to our most senior executives reflect our overall financial results for the year. Accordingly, over 80% of the bonus payments to Messrs. Yost and DiCandilo depended upon the achievement of corporate performance goals, with EPS weighted at 50% and 49% and ROIC weighted at 33% and 32% of the total target incentive for Mr. Yost and Mr. DiCandilo, respectively. The remaining portions of their respective bonus payments, 17% for Mr. Yost and 19% for Mr. DiCandilo, were tied to the attainment of individual leadership goals. The Committee’s assessment of whether a particular individual met his or her leadership goal can involve both objective and subjective determinations, depending on the specific goal. The Committee determined that Messrs. Yost and DiCandilo had met their leadership goals for 2009. Mr. Yost led the company to record revenues and EPS from continuing operations in fiscal year 2009. He successfully implemented expense management and cost reduction initiatives, which have served us well in light of the tightening economy, and avoided material regulatory failure. Mr. Yost also developed a comprehensive succession plan. Mr. DiCandilo successfully managed financial reporting and compliance and closed the fiscal year without any material weaknesses. He avoided material regulatory failure and maintained our investment grade rating during 2009. For Ms. Fisher and Mr. Chou, 70% of the bonus payment is tied to the achievement of corporate performance measures (with EPS weighted at 42% and ROIC weighted at 28% of the total target incentive) and 30% of the bonus depends upon the achievement of leadership goals. This balance reflects their responsibilities for our human resources and legal departments, respectively. The Committee determined that Ms. Fisher and Mr. Chou met their leadership goals. Ms. Fisher implemented comprehensive training and associate engagement programs and avoided material regulatory failure. Mr. Chou maintained legal and ethical compliance in fiscal year 2009, avoiding any material regulatory failure, and successfully implemented departmental succession planning and training.

As Executive Vice President of AmerisourceBergen and President of the AmerisourceBergen Specialty Group during fiscal year 2009, Mr. Collis received a bonus award that was tied to a greater extent to the performance of the Specialty Group. Fiscal year 2009 bonus for Mr. Collis was tied 25% to corporate EPS, 5% to corporate ROIC, 50% to Specialty Group EBIT, 10% to Specialty Group ROIC and 10% to leadership goals. In fiscal year 2009, our Specialty Group exceeded its EBIT and ROIC targets. The Committee determined that Mr. Collis met his leadership goals, which included the charge to develop and execute structural changes within the Specialty Group to streamline its organization, reduce costs and improve its integration within our company. Mr. Collis also avoided material regulatory failure within the Specialty Group, which was his area of responsibility during fiscal year 2009.

The Committee has discretion to give a bonus even though the pre-established performance goals have not been met. Historically, the Committee has only exercised this discretion in unusual circumstances where a named executive officer has made significant contributions that were not reflected in the financial performance measures for the fiscal year. The Committee did not award any discretionary bonus to named executive officers for fiscal year 2009.

In November 2009, the Committee set fiscal year 2010 performance measures for our named executive officers. These measures include EPS and ROIC at the corporate level for each of the named executive officers and, in addition in the case of Mr. Collis, ABDC pre-tax profit and, to a lesser extent, ABDC gross profit. Pre-tax profit under the AIP is measured by determining a business unit’s EBIT minus an intercompany charge based on the business unit’s committed capital. We believe that the specific business unit measures for Mr. Collis, which focus on ABDC pre-tax profit and, to a lesser extent, ABDC gross profit, will serve as a meaningful way to create incentives for ABDC business unit performance for fiscal year 2010. The Committee also established leadership goals for each of the named executive officers. Fiscal year 2010 target incentive levels for the named executive officers range from 100% to 120% of base salary, with the opportunity for each named executive officer to earn an additional 50% of his or her target incentive level (or a maximum bonus, depending on the target incentive level, ranging from 150% to 180% of base salary) if we exceed our financial performance goals. A portion of each named executive officer’s bonus is tied to the attainment of individual leadership goals, which may include avoiding material regulatory or legal failure within the executive’s area of responsibility, executing specified business plans, facilitating organizational integration, developing succession plans and/or implementing corporate programs to address matters such as diversity, leadership development or employee satisfaction.

Long-Term Incentive.  We use equity incentive awards of stock options and restricted stock to align our management’s interests with those of our stockholders and to motivate continued efforts to achieve favorable financial results over the long-term. We believe that linking compensation to stock price appreciation encourages our management team to use their talent and best efforts to realize corporate goals.

Each February, the Committee reviews and approves the number of long-term incentive awards to each named executive officer under our Management Incentive Plan or MIP. In making its decisions, the Committee reviews Mr. Yost’s recommendations, evaluates each individual’s position and responsibilities, job performance and expected future contributions to the company. Mr. Yost does not make any recommendations to the Committee about himself. The value of long-term incentive awards made to our named executive officers is also determined with reference to the total direct compensation made to the executive officers holding similar positions in our peer group.

Annual equity grants consist of a mix of stock options and restricted stock (or restricted stock units). This mix of stock options and restricted stock (or restricted stock units) aligns our practices more closely with the companies with whom we compete for executive talent. The value of the annual equity grants to each executive is divided as follows: approximately 75% in the form of stock options and approximately 25% in the form of restricted stock (or restricted stock units). We believe that this mix provides our executives with an incentive for favorable long-term performance at a reasonable cost to the company. The use of equity incentives also supports our executive stock ownership requirements.

Stock options and restricted stock are subject to vesting and forfeiture provisions, described on page 42. For existing grants, restricted stock is forfeited if the executive leaves the company prior to vesting, except by reason of death, disability or an involuntary termination of employment within two years of a change in control of the company and unvested stock options are forfeited if the executive leaves the company for any reason other than an involuntary termination of employment within two years of a change in control of the company. In 2008, we amended the MIP to change the treatment of awards after retirement to support the plan’s focus on building value for the long-term. Retirement is defined as a voluntary termination of employment at age 62 with at least 60 months of continuous service. As a result of the changes, for equity awards made in 2009 and beyond, when an executive retires, unvested awards would continue to vest according to their schedule and vested options would remain exercisable for the length of their original term (which is currently expected to be seven years), subject to forfeiture and re-payment provisions for misconduct or competitive behavior that is detrimental to the company. We believe that these requirements support our goal of retaining executives and aligning individual performance with our long-term growth. In addition, we believe that the post-retirement provisions for future awards provide a more appropriate incentive for our executives, particularly those near retirement, to continue to focus on our long-term performance and, with the forfeiture and re-payment provisions, an added measure of protection against detrimental behavior by former employees.

In fiscal year 2009, the named executive officers in the aggregate received options to purchase 610,500 shares of our common stock and were awarded 67,836 restricted shares (or restricted stock units) of our common stock. These awards represented approximately 17% of the stock options and restricted stock (or restricted stock units) granted to our management and other employees as a whole in fiscal year 2009. Because of the different treatment between restricted stock and restricted stock units for federal income tax purposes that results when an individual has attained retirement age but continues to work with us, we awarded Mr. Yost and Ms. Fisher restricted stock units in lieu of restricted stock in fiscal year 2009. Mr. Yost and Ms. Fisher received 20,834 and 5,834 restricted stock units, respectively. A restricted stock unit is a grant of shares of our common stock that is delivered at the time and to the extent that the shares vest. Restricted stock units vest and are then delivered according to the same schedule as shares of our restricted stock.

In November 2007, the Committee approved a performance-based long-term incentive award for Mr. Yost under the MIP. Payment of the cash incentive depends upon the achievement of specified EPS and total stockholder return (TSR) goals over three one-year periods, beginning October 1, 2007 and ending September 30, 2010. The Committee implemented this award for several reasons. First, Mr. Yost’s total direct compensation falls below our target of the median for total direct compensation of chief executive officers in our peer group. If the specified corporate goals are attained, payment of the cash incentive will bring Mr. Yost’s total direct compensation in line with our target. Second, in accordance with our stated objective of linking the compensation of executives who drive corporate financial results to the achievement of those results, the award provides Mr. Yost with an additional incentive to achieve superior financial results and growth for our stockholders over the long-term. We believe that the use of EPS and TSR goals provides a clear link between Mr. Yost’s compensation and the creation and growth of stockholder value. Finally, the award promotes retention, as any payout is generally subject to Mr. Yost’s continuous employment throughout the performance period.

The award provides Mr. Yost with the opportunity to earn a target cash incentive of $900,000 annually (totaling $2,700,000 over the three-year term of the award) if we meet target EPS and TSR each fiscal year during the performance period. The award could pay up to a maximum amount of $1,350,000 annually (totaling $4,050,000 over the three-year term of the award) if we exceed both goals each fiscal year. The Committee will certify annual EPS and TSR growth at the end of the performance period and determine the amount of the cash payout under the award. EPS and TSR goals are weighted equally when calculating the payout. TSR means the annual growth rate in the value of our common stock due to stock appreciation and the reinvestment of dividends. The beginning stock price used to calculate TSR each fiscal year will be the average closing sales prices on the NYSE for the trading days in the September immediately preceding the commencement of that fiscal year. The Committee established the following performance goals for each fiscal year during the three-year performance period:

Performance Metric	Threshold	Target	Maximum
Annual EPS Growth	9%	12%	15% or Greater
AmerisourceBergen TSR Relative to S&P 500 TSR	40th Percentile	50th Percentile	75th Percentile or Greater

Based on our performance in fiscal years 2008 and 2009 in which we exceeded target EPS and TSR goals for each fiscal year, Mr. Yost became entitled to receive the maximum amount of $1,350,000 each fiscal year, or $2,700,000 in the aggregate to date under the award. Subject to some exceptions, Mr. Yost must remain employed by us from now until September 30, 2010 to become entitled to a payout under the award. If Mr. Yost dies, retires or terminates his employment because of disability before September 30, 2010, he will receive a bonus earned based on the performance years already completed, plus a pro rata portion through the date of termination of the bonus earned, if any, for the performance year in which the termination occurs. In addition, if a change in control of the company occurs before the end of the performance period, we will pay a bonus earned for any performance years already completed, plus one-third of the total target value for the performance year that includes the change in control event. In 2008, we amended the terms of the award to permit deferral elections in connection with the award and to change the timing of the payout. As a result of the amendments, Mr. Yost may not receive distribution of the award until at least 13 months after he terminates employment with us (other than as a result of his death), and may elect to defer receipt of the award for a longer period. We believe that this change is beneficial, as it gives Mr. Yost greater flexibility in planning for retirement.

Equity Award Grant Practices

We have a written policy on equity grants designed to formalize our equity grant practice and ensure that equity awards will be made on specified dates. We make annual stock option and restricted stock awards to executives and other eligible employees in the first calendar quarter of each year (around the time of our annual meeting of stockholders). We may make equity awards at other times during the year for new hires or other reasons, such as a job promotion or as a result of an acquisition. In accordance with our policy and the MIP, the Committee has delegated limited authority to the chief executive officer to approve special grants to non-executive officers. These special awards may only be made on the 1st day of a month (or the next trading day, if the first day of the month is not a trading day). The Committee or the Board must approve any equity awards to the named executive officers.

In all cases, the exercise price of any stock option award is the closing price of our common stock on the date of grant. We do not backdate or grant options or restricted stock retroactively. We generally schedule board and Committee meetings at least one year in advance and, as noted above, make annual equity awards to our named executive officers at around the same time every year. We do not time our equity awards to take advantage of the release of earnings or other major announcements by us or market conditions.

Other Compensation

Our named executive officers receive a limited amount of other benefits. We believe that these benefits are important to attract and retain our executives. These benefits include a company matching contribution under the 401(k) plan, which is provided to all employee participants. We pay for tax and financial planning services for our executives to give them the opportunity to maximize the benefits from the compensation and benefits programs offered to them. We pay a car allowance for our chief executive officer. We view the car allowance as reasonable in consideration of the substantial time and effort we expect Mr. Yost to devote to business travel, employee recruitment and developing customer relationships. In the aggregate, these other benefits constitute only a small percentage of each named executive officer’s total compensation. These benefits appear in the All Other Compensation column in the Summary Compensation Table on page 32.

Employee and Retirement Benefits

Core employee benefits are available to the named executive officers on the same basis as all domestic employees. This approach supports our philosophy to provide basic employee and retirement benefits to our executives on an equal footing with our employees generally. They include medical and dental coverage, disability insurance, life insurance and a 401(k) plan.

In 2006, we began to offer a supplemental 401(k) plan to selected key management, including the named executive officers. We implemented this plan to address the absence of any non-legacy executive retirement plan following the 2001 merger to form the company and to permit executives to receive the full amount of the company match available for other employees generally under the 401(k) plan. This plan, which is called the AmerisourceBergen Corporation Supplemental 401(k) Plan, provides an annual contribution amount equal to 4% of a participant’s salary and bonus to the extent that his or her compensation exceeds IRS limits applicable to our 401(k) plan.

Mr. Yost and Mr. DiCandilo are the only named executive officers who participate in any of the pension plans that we maintain. The pension plans in which they participate were in existence prior to the 2001 merger to form our company, and both of them are now frozen with respect to participation and benefit accruals. As more fully described on pages 36 - 37, these legacy plans are:

•	a tax qualified pension plan, under which employees are generally eligible to retire and receive their accrued benefits at age 65 or later having completed at least 5 years of service; and

•	a supplemental non-qualified pension plan for eligible employees, which provides benefits in excess of those permitted under the tax qualified plans.

Severance and Change in Control Benefits

Severance Benefits.  We will provide severance benefits if we discharge a named executive officer without cause or he or she leaves the company for good reason. An executive will be deemed to have a good reason to leave the company if we reduce his or her base salary or we otherwise fail to comply with our obligations (including by diminishing the executive’s authority, duties and responsibilities). We provide severance benefits to give executives a measure of financial security following the loss of employment and because we believe that these types of benefits are important to attract and retain our executives in a competitive industry. The terms of these severance benefits are set out in the employment agreements with each named executive officer and various plans, the material terms of which are described more fully on pages 38 - 39.

Severance benefits, which are generally paid for a period of two years following termination of employment unless otherwise noted, include:

•	continued payment of base salary and bonus (based on the average of the annual bonuses paid in the preceding 3 years);

•	reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

•	executive outplacement assistance;

•	if the termination occurs after bonuses for the preceding fiscal year are paid to employees generally, a pro rata target bonus for the year of termination of employment (paid when bonuses are paid to employees generally); and

•	any accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment).

We do not provide severance benefits if a named executive officer is terminated for cause or leaves the company without good reason. In that case, we would only pay the named executive officer the amount of accrued obligations. We will have cause to terminate an executive’s employment if he or she continues to fail to substantially perform his or her duties, engages in willful misconduct, is convicted of a felony or is convicted of a misdemeanor involving moral turpitude that materially harms the company.

Change in Control.  If a named executive officer’s employment is involuntarily terminated by us within two years following a change in control of the company, all unvested stock options will vest and restrictions on stock awards will lapse. In general, we condition acceleration of benefits on a double trigger – a change in control followed by an involuntary loss of employment within two years. (A single trigger would result in the acceleration of vesting immediately upon a change in control.) We believe that a double trigger approach better serves our objective, which is to provide financial protection to employees following an involuntary loss of employment in connection with a change in control. We believe that these types of benefits enable our executives to focus on important business decisions should we be acquired in the future without regard to how the transaction may affect them personally. We believe that this structure provides executives with an appropriate incentive to cooperate in completing a change in control transaction. The Board and the Committee, however, have discretion under the MIP to take certain actions in the event of a change in control. These actions include cancelling options that are not exercised within 30 days after a change in control; cashing out the value of outstanding options; cancelling any restricted stock awards in exchange for the payment of cash, property or a combination of cash and property equal to the value of the award; or substituting other property (including securities of another entity) for awards granted under the MIP.

In addition, under the AIP plan, there is discretion to pay bonuses during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control.

Any payments that are made to the named executive officer as a result of termination are not intended to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements of the named executive officers require us to reduce these payments, if necessary, to ensure that they do not constitute excess parachute payments.

Non-Compete Obligations.  For a period of two years following termination of employment, Messrs. Yost, DiCandilo and Chou and Ms. Fisher may not compete, directly or indirectly, with any business in which we or our subsidiaries engage or solicit any of our employees for employment. For a period of two years from termination of employment, Mr. Collis has agreed to refrain from being employed or engaged as a director, officer, consultant or independent contractor for specified competitors of the company or AmerisourceBergen Specialty Group and may not solicit any of our employees for employment.

Other Matters

Deferred Compensation

Executives may defer receipt of part or all of their cash compensation under our deferred compensation plan. The plan is intended to promote retention of executives by providing a long-term, tax efficient savings opportunity at low cost to us. Amounts deferred under the plan are allocated to the plan investment options chosen by the executive. The executive receives a quarterly adjustment in his or her account for any gains and losses on the amounts deferred under the plan. We have been operating the plan in compliance with the regulations promulgated pursuant to Section 409A of the Internal Revenue Code, which are applicable to non-qualified deferred compensation, and affect, among other things, severance or separation pay benefits, and approved Section 409A amendments to the plan in October 2008.

Executive Stock Ownership Guidelines

Our executives must own shares of our common stock in an amount equal to a multiple of their base salary. We believe that stock ownership aligns management’s interests with those of our stockholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, adopted in 2006, Mr. Yost must own shares worth five times his base salary and the other named executive officers must own shares worth three times their respective base salaries. Any other member of senior management who becomes subject to the guidelines in the future has until three years from the date of hire or the date of a change in status, whichever is later, to comply with the ownership requirements. Each of the named executive officers is in compliance with the guidelines. The Committee reviews compliance with the guidelines on an annual basis. Penalties for non-compliance with the guidelines could include requiring the executive to use a portion of any annual cash incentive to purchase common stock, requiring the executive to hold shares of common stock purchased through option exercises or other potential penalties, including a combination of any of these.

Derivatives Trading and Hedging Prohibition

We prohibit illegal trading on the basis of material, non-public information and short-term or speculative transactions involving our securities. We believe that buying or selling derivative securities, such as puts or calls, on our common stock is inconsistent with the goal of aligning management’s interests with those of our stockholders and focusing on long-term growth. Our directors, officers and employees are not permitted to buy or sell derivative securities, such as puts or calls, on our stock or to hedge the economic exposure to the AmerisourceBergen stock that they own. We also strongly discourage our employees from holding shares of our stock in a margin account or pledging our stock as collateral for a loan. We have a written policy for our employees on these matters.

Tax and Accounting Considerations

In October 2008, the Committee approved amendments to our executive employment agreements and other director and executive compensation and retirement plans in order to make them compliant or exempt from Section 409A of the

Internal Revenue Code of 1986, as amended. Section 409A regulates deferred compensation by limiting the timing of deferral elections and the ability of companies to change the form and timing of payments. It generally requires that elections to receive payment in the future be made in a specific manner and that distributions occur on a specified date in the future. It does not permit payments to be accelerated once deferred. Failure to bring our arrangements into compliance with Section 409A could have resulted in a penalty on the individual beneficiaries of these arrangements. The deadline for Section 409A compliance was December 31, 2008. In general, the amendments to our plans clarified election and distribution procedures and otherwise updated our plans to reflect our current plan administration. The following compensation arrangements and retirement plans were amended: our executive employment agreements, the AmerisourceBergen Corporation Supplemental 401(k) Plan (formerly named the Executive Retirement Plan), the 2001 Restricted Stock Plan, the Deferred Compensation Plan, the AmeriSource Supplemental Retirement Plan, the Bergen Supplemental Retirement Plan, and the Amended and Restated Long-Term Incentive Award for Mr. Yost.

In 2009, we paid cash compensation in the amount of $2,044,355 to Mr. Yost and $368,302 to Mr. Collis that was not deductible. U.S. federal tax law prohibits us from deducting compensation in excess of $1,000,000 paid to the named executive officers (other than, under current rules, the chief financial officer). Performance-based compensation, as defined in federal tax law, is fully deductible if the compensation program is approved by the stockholders and meets other requirements. We have not taken action to date to structure the elements of cash compensation payable to our executive officers so as to comply specifically with federal tax law regarding the deductibility of compensation in excess of $1,000,000. We will continue to consider and evaluate all of our compensation programs in light of federal tax law and regulations. However, we may continue to pay compensation that is not deductible if sound business judgment so requires.

As noted above in our discussion of severance benefits, any payments made to our named executive officers as a result of termination are not intended to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. Our employment agreements with the named executive officers require us to reduce any such payments, if necessary, to ensure that they do not constitute excess parachute payments.

Compensation Committee Report

The Compensation and Succession Planning Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in the 2010 Proxy Statement. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2010 Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

COMPENSATION AND SUCCESSION PLANNING COMMITTEE

Charles H. Cotros, Chairman
Richard C. Gozon
Michael J. Long
Henry W. McGee

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid to or earned by our Chief Executive Officer, Executive Vice President and Chief Financial Officer and the three other most highly compensated executive officers during fiscal year 2009, who we refer to in this Proxy Statement as the named executive officers.

						(G)
						Change in
						Pension Value
						and
					(F)	Nonqualified
			(D)	(E)	Non-Equity	Deferred	(H)
(A)	(B)	(C)	Stock	Option	Incentive Plan	Compensation	All Other	(I)
Name and Principal Position	Year	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total

R. David Yost	2009	$1,233,235	$790,365	$1,144,841	$3,027,461	$1,311,501	$133,659	$7,641,062
President and Chief Executive	2008	$1,182,060	$459,824	$1,136,786	$2,719,537	$83,451	$129,355	$5,710,013
Officer	2007	$1,130,754	$290,684	$853,698	$1,361,984	$1,092,815	$142,949	$4,872,884
Michael D. DiCandilo	2009	$651,442	$395,877	$893,172	$775,884	$213,246	$70,203	$2,999,824
Executive Vice President and	2008	$619,231	$355,781	$854,140	$632,572	—	$63,645	$2,525,369
Chief Financial Officer	2007	$569,231	$221,025	$629,643	$653,258	$143,355	$66,184	$2,282,696
Steven H. Collis	2009	$572,669	$377,057	$855,372	$720,097	$43,706	$75,536	$2,644,437
Executive Vice President,	2008	$539,807	$338,552	$824,868	$540,095	—	$50,009	$2,293,331
AmerisourceBergen	2007	$495,384	$210,219	$611,061	$200,000	—	$93,539	$1,610,653
Corporation, and President, AmerisourceBergen Drug Corporation
Jeanne B. Fisher	2009	$330,501	$212,114	$289,537	$373,269	$7,211	$40,131	$1,252,763
Senior Vice President, Human	2008	$320,962	$114,582	$278,110	$316,446	—	$33,530	$1,063,630
Resources
John G. Chou	2009	$310,160	$85,868	$174,200	$298,615	$3,318	$34,759	$906,920
Senior Vice President, General	2008	$294,866	$65,199	$144,696	$189,867	—	$30,964	$725,592
Counsel and Secretary

Salary (Column C)

The amounts reported as salary represent the base salaries paid to each of the named executive officers for each fiscal year shown. Amounts shown for Mr. Collis and Ms. Fisher include $111,402 and $63,289, respectively, deferred into our deferred compensation plan.

Stock Awards and Option Awards (Columns D and E)

The amounts reported in Columns D and E represent the compensation cost for current and prior year equity awards that would be recognized by us in the fiscal year shown in accordance with ASC 718 for outstanding restricted stock (or restricted stock units) and option awards held by the named executive officers if the estimate of forfeitures related to service-based vesting conditions was disregarded. There were no forfeitures by the named executive officers in fiscal years 2009, 2008 or 2007. See Note 10 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

Long-term equity incentive awards are made pursuant to our MIP. The value of annual equity awards generally consist of 25% restricted stock (or restricted stock units) and 75% stock options. Restricted stock awards vest on the third anniversary of the grant date. Unvested restricted stock (or restricted stock units) is forfeited if the executive leaves the company prior to vesting, except by reason of death, disability or an involuntary termination of employment within two years after a change in control. In accordance with the dividend rate applicable to the declaration of dividends on our common stock from time to time, dividends on unvested restricted stock (and restricted stock units) are accrued and paid upon vesting. The dividend rate is not preferential. A restricted stock unit is a grant of shares of our common stock that is delivered at the time and to the extent that the shares vest. Restricted stock units vest and are then delivered according to the same schedule as shares of our restricted stock. Because of the different treatment between restricted stock and restricted stock units for federal income tax purposes that results when an individual has attained retirement age but continues to work with us, we awarded Mr. Yost and Ms. Fisher restricted stock units in lieu of restricted stock in fiscal year 2009. Unvested restricted stock units continue to vest according to the schedule set forth in the applicable award agreement if employment is terminated due to voluntary retirement, defined as reaching age sixty-two (62) and completing sixty (60) full months of continuous service with AmerisourceBergen. In accordance with the dividend rate applicable to the declaration of dividends on our common stock from time to time, dividend equivalents on unvested restricted stock units are accrued and paid in cash on the date of delivery of the shares.

Stock options have an exercise price equal to the closing price of our common stock on the date of grant. Stock options vest 25% per year beginning on the first anniversary of the grant date and may be exercised over a term of ten (10) years from the date of grant for those stock options granted prior to February 27, 2008 and over a term of seven (7) years from the date of grant for those stock options granted on or after February 27, 2008. Unvested options granted before 2009 normally cease to vest upon any termination of employment other than involuntary termination of employment within two years after a change in control. If we terminate a named executive officer for cause, all outstanding options (vested and unvested) are immediately cancelled. (See page 42 for a description of the impact of termination of employment on vesting and exercisability of restricted stock and stock options.)

Non-Equity Incentive Plan Compensation (Column F)

The amounts reported in Column F represent the annual cash bonuses for the fiscal year shown awarded to the named executive officers under our AIP plan. Cash bonuses were calculated based on the degree to which the named executive officer achieved the performance criteria established for him or her by the Compensation and Succession Planning Committee in the preceding November and approved by the committee and paid in the November following the close of the applicable fiscal year. The amounts shown for Mr. Yost for 2009 and 2008 also include $1,350,000 accrued for him each year as a result of the satisfaction of performance criteria under a multi-year long-term incentive award for the performance periods ended September 30, 2009 and 2008. This amount will not be paid to Mr. Yost until at least 13 months after he terminates employment with us (other than as a result of his death), and may be deferred for a longer period of time.

Under the AIP, payment of cash bonus depends upon the achievement of pre-established performance goals for the fiscal year. The Compensation and Succession Planning Committee establishes the performance goals and incentive levels under the bonus plan early in the fiscal year. Cash bonus payments depend primarily on the achievement of financial performance goals and secondarily on individual leadership goals. We use a mix of financial performance goals at the corporate and, depending on the named executive officer, business unit level. In fiscal year 2007, corporate level financial performance measures were EPS and ROCC and business unit financial performance measures were business unit EBIT and ROCC. In fiscal years 2008 and 2009, corporate level financial performance measures were EPS and ROIC and business unit level financial performance measures were business unit EBIT and ROIC. (See cash bonus discussion on pages 24-26 under “Compensation Discussion and Analysis.”)

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)

The amounts reported in Column G include the aggregate year-to-year change in the actuarial present value of the accumulated benefit under the AmerisourceBergen Corporation Participating Companies Pension Plan, the AmerisourceBergen Corporation 2001 Deferred Compensation Plan and the AmerisourceBergen Drug Corporation Supplemental Retirement Plan.

All Other Compensation (Column H)

The following table shows the specific components of the amounts shown for fiscal year 2009 in Column H of the Summary Compensation Table:

					Dividends
					Paid
		Employee			Upon		Airline
		Investment	Supplemental		Vesting of	Country	Club and
		Plan	401(k) Plan	Financial	Restricted	Club	Other	Car	Spouse
Name	Year	(1)	(2)	Planning	Stock	Dues	Dues	Allowance	Travel	Total

R. David Yost	2009	$11,700	$93,431	$11,058	$7,312	—	$315	$9,600	$243	$133,659
Michael D. DiCandilo	2009	$12,300	$41,295	$10,983	$5,625	—	—	—	—	$70,203
Steven H. Collis	2009	$12,500	$34,405	$10,972	$5,344	$8,900	$315	—	$3,100	$75,536
Jeanne B. Fisher	2009	$12,166	$16,498	$9,465	$1,687	—	$315	—	—	$40,131
John G. Chou	2009	$12,989	$9,989	$10,993	$788	—	—	—	—	$34,759

(1)	These amounts represent company contributions under the AmerisourceBergen Employee Investment Plan, our 401(k) plan, which were posted to the executives’ accounts during fiscal year 2009.

(2)	These amounts represent company contributions to the AmerisourceBergen Corporation Supplemental 401(k) Plan, which were posted to the executives’ accounts during fiscal year 2009.

Grants of Plan-Based Awards in Fiscal Year 2009

The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers during fiscal year 2009.

						Other	All
						Stock	Other
						Awards:	Option		Grant
						Number	Awards:	Exercise	Date Fair
						of	Number of	or Base	Value of
						Shares	Securities	Price of	Stock and
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			of Stock	Underlying	Option	Option
		Grant	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Type	Date	($) (1)	($) (1)	($) (1)	(#)	(#)	($/ Sh)	($) (2)
R. David Yost	Restricted Stock	2/19/09	—	—	—	20,834	—	—	$370,324
	Nonqualified Stock Option	2/19/09	—	—	—	—	187,500	$17.775	$778,125
	Annual Cash Bonus	n/a	$249,087	$1,489,752	$2,234,628	—	—	—	—

Michael D. DiCandilo	Restricted Stock	2/19/09	—	—	—	18,334	—	—	$325,887
	Nonqualified Stock Option	2/19/09	—	—	—	—	165,000	$17.775	$684,750
	Annual Cash Bonus	n/a	$131,260	$689,062	$1,033,593	—	—	—	—

Steven H. Collis	Restricted Stock	2/19/09	—	—	—	17,500	—	—	$311,063
	Nonqualified Stock Option	2/19/09	—	—	—	—	157,500	$17.775	$653,625
	Annual Cash Bonus	n/a	$61,177	$606,585	$909,877	—	—	—	—

Jeanne B. Fisher	Restricted Stock	2/19/09	—	—	—	5,834	—	—	$103,699
	Nonqualified Stock Option	2/19/09	—	—	—	—	52,500	$17.775	$217,875
	Annual Cash Bonus	n/a	$99,589	$331,500	$497,251	—	—	—	—

John G. Chou	Restricted Stock	2/19/09	—	—	—	5,334	—	—	$94,812
	Nonqualified Stock Option	2/19/09	—	—	—	—	48,000	$17.775	$199,200
	Annual Cash Bonus	n/a	$79,671	$265,200	$397,800	—	—	—	—

(1)	These amounts represent possible payouts of annual cash bonuses with respect to fiscal year 2009 under the AIP. The amounts shown in the “Threshold” column represent the minimum amount payable under the AIP plan based on the assumption that corporate and business unit performance exceeded the thresholds established for the financial performance goals and the named executive officer met his or her personal leadership goals. We do not pay bonus for performance that is at or below the threshold established for the financial performance goals. For performance that exceeds threshold but does not meet target, bonus payments are based on the level of performance and are increased ratably until target is reached. The actual payouts under the AIP to our named executive officers for fiscal year 2009 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Amounts in this column represent the grant date fair value of restricted stock, restricted stock units and stock options. The dollar value shown for restricted stock and restricted stock units is based on the closing price of our common stock of $17.775 per share on February 19, 2009, the date that the restricted stock was granted. The dollar value shown for nonqualified stock options was determined on the basis of a binomial method of valuation.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table provides information on the current holdings of stock options and restricted stock (or restricted stock unit) awards by our named executive officers as of September 30, 2009. The market value of the shares set forth under the “Stock Awards” column was determined by multiplying the number of unvested shares by the closing price of our common stock on September 30, 2009, the last trading day of fiscal year 2009.

	Option Awards					Stock Awards
		Number of	Number of			Number of	Market Value
		Securities	Securities			Shares or	of Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option		Stock that	Stock that
		Options	Options	Exercise	Option	Have Not	Have Not
		Exercisable	Unexercisable	Price	Expiration	Vested	Vested
Name	Grant Date	(#)	(#) (1)	($)	Date	(#) (2)	($)

R. David Yost	01/22/2001	327,010	—	$10.79	01/22/2011	—	—
	09/17/2001	408,762	—	$15.66	09/17/2011	—	—
	04/23/2002	408,762	—	$17.25	04/23/2012	—	—
	02/27/2003	408,762	—	$13.54	02/27/2013	—	—
	03/08/2004	347,448	—	$14.06	03/08/2014	—	—
	03/03/2005	347,448	—	$15.20	03/03/2015	—	—
	02/08/2006	149,454	49,818	$21.26	02/08/2016	—	—
	02/15/2007	107,300	107,300	$27.07	02/15/2017	23,334	$522,215
	02/27/2008	46,875	140,625	$21.46	02/27/2015	20,834	$466,265
	02/19/2009	—	187,500	$17.78	02/19/2016	20,834	$466,265

		2,551,821	485,243			65,002	$1,454,745

Michael D. DiCandilo	09/17/2001	102,190	—	$15.66	09/17/2011	—	—
	04/23/2002	204,380	—	$17.25	04/23/2012	—	—
	02/27/2003	224,818	—	$13.54	02/27/2013	—	—
	03/08/2004	245,258	—	$14.06	03/08/2014	—	—
	03/03/2005	245,258	—	$15.20	03/03/2015	—	—
	02/08/2006	114,964	38,322	$21.26	02/08/2016	—	—
	02/15/2007	80,475	80,475	$27.07	02/15/2017	17,500	$391,650
	02/27/2008	39,375	118,125	$21.46	02/27/2015	17,500	$391,650
	02/19/2009	—	165,000	$17.78	02/19/2016	18,334	$410,315

		1,256,718	401,922			53,334	$1,193,615

Steven H. Collis	08/08/2001	3,000	—	$13.32	08/08/2011	—	—
	04/23/2002	143,066	—	$17.25	04/23/2012	—	—
	02/27/2003	143,066	—	$13.54	02/27/2013	—	—
	03/08/2004	245,258	—	$14.06	03/08/2014	—	—
	03/03/2005	245,258	—	$15.20	03/03/2015	—	—
	02/08/2006	109,216	36,406	$21.26	02/08/2016	—	—
	02/15/2007	76,643	76,643	$27.07	02/15/2017	16,666	$372,985
	02/27/2008	37,500	112,500	$21.46	02/27/2015	16,666	$372,985
	02/19/2009	—	157,500	$17.78	02/19/2016	17,500	$391,650

		1,003,007	383,049			50,832	$1,137,620

Jeanne B. Fisher	01/02/2003	30,876	—	$14.10	01/02/2013	—	—
	03/08/2004	81,752	—	$14.06	03/08/2014	—	—
	03/03/2005	81,752	—	$15.20	03/03/2015	—	—
	02/08/2006	34,488	11,496	$21.26	02/08/2016	—	—
	02/15/2007	26,825	26,825	$27.07	02/15/2017	5,834	$130,565
	02/27/2008	13,125	39,375	$21.46	02/27/2015	5,834	$130,565
	02/19/2009	—	52,500	$17.78	02/19/2016	5,834	$130,565

		268,818	130,196			17,502	$391,695

John G. Chou	02/27/2003	30,656	—	$13.54	02/27/2013	—	—
	03/08/2004	32,700	—	$14.06	03/08/2014	—	—
	03/03/2005	33,518	—	$15.20	03/03/2015	—	—
	02/08/2006	16,095	5,365	$21.26	02/08/2016	—	—
	02/15/2007	15,328	15,328	$27.07	02/15/2017	3,334	$74,615
	02/27/2008	9,375	28,125	$21.46	02/27/2015	4,166	$93,235
	02/19/2009	—	48,000	$17.78	02/19/2016	5,334	$119,374

		137,672	96,818			12,834	$287,224

(1)	The options shown in this column have not vested and will vest at a rate of 25% per year over four years from the date of grant, subject to the named executive officer’s continued employment.

(2)	These restricted stock (or restricted stock unit) awards will vest 100% on the third anniversary of the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2009

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and vesting of restricted stock during fiscal year 2009 by each of the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($) (2)

R. David Yost	—	—	21,666	$419,887
Michael D. DiCandilo	—	—	16,666	$322,987
Steven H. Collis	3,000	$16,505	15,834	$306,863
Jeanne B. Fisher	—	—	5,000	$96,900
John G. Chou	—	—	2,334	$45,233

(1)	Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)	Value realized on vesting is based on the fair market value of our common stock on the date of vesting before tax withholding and does not necessarily reflect proceeds actually received by the named executive officer.

Pension Benefits

The following table provides information concerning pension benefits for Messrs. Yost and DiCandilo. None of the other named executive officers participate in any pension or supplemental pension plan.

		Number of Years	Present Value of
		of Credited	Accumulated	Payments During
		Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	(1)	($)

R. David Yost	Pension Plan	32.8	$824,745	—
	Supplemental Retirement Plan	32.8	$5,404,806	—
Michael D. DiCandilo	Pension Plan	16.8	$156,059	—
	Supplemental Retirement Plan	16.8	$464,846	—

(1)	The present value of the accumulated benefit is calculated as of the September 30, 2009 pension plan measurement date using the RP-2000 Mortality Table for Males and Females, projected to 2014, and using a discount rate of 5.55%. See Note 9 to the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for assumptions used to estimate the benefit obligation.

AmerisourceBergen Corporation Participating Companies Pension Plan.  We maintain a qualified defined benefit pension plan for employees who meet the plan’s eligibility requirements. This pension plan was frozen as to new participants shortly after the merger on August 29, 2001 of AmeriSource Health Corporation and Bergen Brunswig Corporation that formed AmerisourceBergen. Employees first hired after September 14, 2001 are not eligible to participate in the pension plan unless they are subject to the terms of a collective bargaining agreement with us that provides for such participation. Effective August 1, 2004, no collective bargaining agreements allow new participants to participate in the pension plan. In addition, the pension plan has been amended so that participants have ceased to earn any additional benefits under the plan for any compensation paid or services performed after June 30, 2007. Accordingly, the maximum benefits payable to participants were frozen as of June 30, 2007. Executive officers and other participants are entitled to annual pension benefits upon retirement at age 65 with at least five years of service. The benefit is equal to the number of years of credited service multiplied by 1% of the average annual compensation earned during the three consecutive years within the last ten years of participation in the pension plan that yield the highest average. The pension plan provides for early retirement at age 55 with at least 5 years of service. If an executive retires early, benefits will be reduced by 3.33% for each year between ages 55 and 60 and by 6.67% for each year between ages 60 and 65. Mr. Yost is the only named executive officer eligible for early retirement under the pension plan. All pension plan costs are paid by us and the plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the pension plan includes salaries and bonuses paid prior to July 1, 2007, subject to limitations under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code as in effect during the year the wages were paid. As required by federal law, the pension plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $180,000 or 100% of a plan participant’s average total taxable earnings during his or her highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988.

AmerisourceBergen Drug Corporation Supplemental Retirement Plan.  We also maintain a supplemental retirement plan. Benefits under the supplemental retirement plan were frozen as of June 30, 2007. Coverage under the supplemental retirement plan is limited to certain participants in the pension plan whose benefits under the pension plan are limited due to (i) restrictions imposed by the Internal Revenue Code on the amount of benefits to be paid from a tax-qualified plan, (ii) restrictions imposed by the Internal Revenue Code on the amount of an employee’s compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (iii) any reductions in the amount of compensation taken into account under the pension plan due to an employee’s participation in certain deferred compensation plans sponsored by AmerisourceBergen or one of its subsidiaries. The supplemental plan provides for a supplement to the annual pension benefit paid under the pension plan to certain individuals who are pension participants and who have been employed by AmerisourceBergen or one of its subsidiaries for five continuous years or who suffer a total and permanent disability while employed by AmerisourceBergen or one of its subsidiaries, and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in the pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under the pension plan and that which would otherwise have been payable but for the restrictions imposed by the Internal Revenue Code and any reduction in the participant’s compensation for purposes of the pension plan due to his or her participation in certain deferred compensation plans of AmerisourceBergen or one of its subsidiaries. The supplemental retirement benefit is payable in a lump sum upon termination, subject to any restrictions imposed under regulations under Section 409A of the Internal Revenue Code governing deferred compensation.

Non-Qualified Defined Contribution and Other Deferred Compensation in Fiscal Year 2009

The following table sets forth information regarding participation by the named executive officers in AmerisourceBergen’s deferred compensation plan and supplemental 401(k) plan during fiscal year 2009 and at fiscal year end.

	Executive	AmerisourceBergen
	Contributions	Contributions in	Earnings in			Balance at
	in Last Fiscal	Last Fiscal Year to	Last	Earnings in		Last Fiscal	Balance at
	Year to	AmerisourceBergen	Fiscal Year	Last Fiscal Year		Year End in	Last Fiscal
	Deferred	Corporation	in Deferred	in Supplemental	Aggregate	Deferred	Year End in
	Compensation	Supplemental	Compensation	401(k)	Withdrawals /	Compensation	Supplemental
	Plan	401(k) Plan	Plan	Plan	Distributions	Plan	401(k) Plan
Name	($) (1)	($) (1)	($) (2)	($) (2)	($)	($)	($)

R. David Yost	—	$93,431	—	$27,635	—	—	$293,738
Michael D. DiCandilo	—	$41,295	$45	$12,119	—	$21,119	$121,749
Steven H. Collis	$111,402	$34,405	$33,747	$9,959	—	$828,910	$86,444
Jeanne B. Fisher	$63,289	$16,498	$1,423	$5,788	—	$138,512	$83,708
John G. Chou	—	$9,989	—	$3,318	—	—	$57,854

(1)	The amounts shown as contributions to the deferred compensation plan and the supplemental 401(k) plan are also reported as compensation to the named executive officer in the Summary Compensation Table.

(2)	Amounts shown represent the net change to the named executive officer’s account in fiscal year 2009 for the aggregate gains and losses on the plan investments under the supplemental 401(k) plan and the deferred compensation plan. The amounts shown are not considered above market or preferential earnings and are not reported as compensation in the Summary Compensation Table.

Deferred Compensation Plan.  Eligible executive officers may elect to defer up to 50% of their annual cash compensation and have the deferred amount credited in an account under the deferred compensation plan. Deferral elections are made in December for compensation to be earned in the next year. Election forms must be filed for each year an executive officer wishes to defer compensation and each form shall specify the method of payment of benefits and the time such payment is to commence. Participants select the investment options under the plan and may change their election at any time by contacting the plan administrator. Aggregate earnings and losses on plan investments are credited to participants’ accounts on a quarterly basis. The deferred benefits will be distributed by us in accordance with the terms of the plan and payment will be made at the times elected by the executive officer in accordance with the election form. An executive officer must specify whether he or she wishes to receive payment starting in the year of retirement or in the year after retirement and may elect to receive the deferred benefits (i) over annual periods ranging from three to fifteen years and payable in quarterly installments or (ii) in a single distribution. We pay all costs and expenses incurred in the administration of the plan.

AmerisourceBergen Corporation Supplemental 401(k) Plan.  Selected key management, including all of the named executive officers, participates in the supplemental 401(k) plan. The supplemental 401(k) plan credits the account of each eligible participant with an annual amount equal to four percent (4%) of the participant’s base salary and bonus incentive to the extent that his or her compensation exceeds the annual compensation limit established for our 401(k) plan by the Internal Revenue Code. The compensation limit is $245,000 for 2009. Annual accruals under the executive plan commenced effective as of January 1, 2006. In addition to annual accruals, certain eligible participants were credited with an initial amount based on his or her service after the merger in 2001 to form AmerisourceBergen. Fidelity Investments administers the supplemental 401(k) plan. Participants will be permitted to allocate the amounts in their accounts among investment options specified by the supplemental 401(k) plan administrator from time to time. Such allocation will be only for the purposes of determining gains and losses based on the performance of the underlying investments. Fidelity will credit participant accounts with plan benefits following the close of each calendar year. Account balances under the supplemental 401(k) plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated for disability, death and a change in control (as long as the participant is employed by the company on the date of the change in control). If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the supplemental 401(k) plan.

Employment Agreements

We have employment agreements with each of our named executive officers. These employment agreements were amended and restated in 2008 to comply with Section 409A of the Internal Revenue Code and make certain other modifications. Mr. Yost’s employment agreement provides that he shall serve as Chief Executive Officer reporting to the Board. Mr. DiCandilo’s employment agreement provides that he shall serve as Executive Vice President and Chief Financial Officer of AmerisourceBergen, reporting to the Chief Executive Officer. The employment agreement for Mr. Collis provides that he shall serve as Executive Vice President of AmerisourceBergen and President of AmerisourceBergen Specialty Group, or in any other substantially equivalent or greater position with AmerisourceBergen (or any of its business units). Accordingly, in September 2009, Mr. Collis was appointed as Executive Vice President of AmerisourceBergen and President of AmerisourceBergen Drug Corporation. The employment agreements for Ms. Fisher and Mr. Chou provide, respectively, that Ms. Fisher shall serve as Senior Vice President, Human Resources and Mr. Chou shall serve as Senior Vice President, General Counsel and Secretary. Except as noted, the employment agreements are substantially similar in form and substance. Each employment agreement provides the following:

•	Continuation of base salary in effect for the named executive officer, subject to increase in accordance with our prevailing practice from time to time.

•	Incentive compensation, bonus and benefits in accordance with our prevailing practice from time to time.

•	Rights on our part to terminate the executive for cause or without cause.

•	Rights on the executive’s part to terminate for good reason (upon at least 60 days’ prior written notice and opportunity for the company to cure) or without good reason (upon at least 30 days’ prior written notice).

•	For a period of two years following termination of employment, Messrs. Yost, DiCandilo and Chou and Ms. Fisher have agreed not to compete, directly or indirectly, with any business in which we or our subsidiaries engage or solicit any of our employees for employment. For a period of two years from termination of employment, Mr. Collis has agreed to refrain from being employed or engaged as a director, officer, consultant or independent contractor for specified competitors of the company or AmerisourceBergen Specialty Group and may not solicit any of our employees for employment.

Potential Payments upon Termination of Employment or Change in Control

Termination of Employment without Cause or Resignation with Good Reason.  Our named executive officers’ employment agreements provide for severance payments in the event that we terminate their employment without cause or they leave the company for good reason. The table below identifies what would constitute cause or good reason to terminate employment under the agreements:

Cause for termination means:	Good reason for termination means:
Continued failure to substantially perform job duties	Reduction in base salary
Willful misconduct	Diminution of authority, duties or responsibilities
Conviction of a felony	Failure to provide agreed position or pay
Conviction of a misdemeanor involving moral turpitude that materially harms the company	In the case of Mr. Yost, the failure to be elected to the Board

In order to receive severance payments, the named executive officer must sign a release of any and all claims relating to his or her employment with us. These benefits, which are generally payable for a period of two years following the loss of his or her employment unless otherwise noted, include:

•	payment of base salary and bonus (based on the average annual bonuses paid in the preceding 3 years);

•	reimbursement of costs incurred by the executive to continue health coverage after the termination of employment;

•	executive outplacement assistance;

•	if the termination occurs after bonuses for the preceding fiscal year are paid to employees generally, a pro rata target bonus for the year of termination of employment (paid when bonuses are paid to employees generally); and

•	accrued but unpaid cash compensation, such as unpaid base salary, vacation pay and business expenses (paid in a lump sum within 30 days of termination of employment).

To the extent compliance with Section 409A of the Internal Revenue Code is necessary to avoid the application of an excise tax to any of the foregoing payments and benefits, the employment agreements provide for deferral (without interest) of any affected amounts due in the six months following the termination of employment.

Termination of Employment with Cause or Resignation without Good Reason.  If we fire the executive for cause or he or she resigns without good reason, we will not pay the executive any cash severance. We will, however, pay him or her accrued but unpaid cash compensation through the date of termination. These amounts will include base salary through the date of termination, declared but unpaid bonus, accrued vacation pay and outstanding employee business expenses.

Disability or Death.  If a named executive officer becomes disabled or dies, we will pay the executive, or his or her estate, the executive’s pro rata target bonus and an amount equal to his or her accrued but unpaid cash compensation (including base salary, vacation pay and outstanding business expenses). We will pay this amount in a lump sum in cash within 30 days from the date of disability or death, except for the portion attributable to the cash bonus. That amount will be paid when the annual bonuses are paid to all employees generally.

Retirement and Deferred Compensation Benefits.  Following retirement or termination of employment, our named executive officers will receive payment of retirement benefits and deferred compensation benefits under various plans in which they participate. The value of those benefits as of September 30, 2009 is set forth on pages 36 and 37 in the tables entitled “Pension Benefits” and “Nonqualified Defined Contribution and Other Deferred Compensation.” There are no special or enhanced benefits under those plans for our named executive officers except that any account balances under the supplemental 401(k) plan would vest upon an executive’s disability or death or as a result of a change in control of the company as long as the executive is employed by us on the date of the change in control. Mr. Yost is the only named executive officer currently eligible for early retirement under the pension plan and supplemental executive retirement plan.

Change in Control.

We do not provide cash severance or enhanced benefits under the employment agreements with our named executive officers solely in connection with a change in control of the company. Certain of our benefit plans provide for accelerated vesting in connection with a change in control as follows:

•	account balances under the supplemental 401(k) plan would immediately vest upon a change in control as long as the executive is still employed by us; and

•	unvested stock options will vest and restrictions on stock awards will lapse if the executive is involuntarily terminated by us, whether or not for cause, within two years after a change in control.

In the event of a change in control of the company prior to September 30, 2010, Mr. Yost would be entitled to receive under his multi-year long-term incentive award amounts earned, if any, for performance periods already completed and one-third of the total target value for the performance period in which the change in control occurs.

In addition, there are some circumstances where an award of benefits in connection with a change in control of the company is discretionary. Our internal benefits committee has discretion under our AIP to pay bonuses to eligible employees during any year in which a change in control occurs. If this discretion is exercised, bonus payments would be based on performance for the portion of the fiscal year until the change in control event and paid within 75 days of the change in control. In the event of a change in control, the Board may, in its discretion, cancel outstanding options that are not exercised within 30 days of the change in control, cash out the value of outstanding options or restricted stock or make any other adjustments it deems appropriate under the MIP. The Board may also cancel any award made under the MIP in exchange for payment of an equal value in cash or stock.

No payments made to a named executive officer as a result of termination may constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code. The employment agreements require us to reduce, if necessary, the amount of severance due to the named executive officers in connection with a termination of employment to ensure that such payments do not constitute excess parachute payments. Assuming a change in control and an involuntary termination of employment as of September 30, 2009, no amount otherwise payable to Messrs. Yost and DiCandilo would constitute an excess parachute payment and, therefore, the amounts shown in the table below do not reflect any reduction in benefits for them. Applying the Section 280G analysis to benefits otherwise payable to Mr. Collis, Ms. Fisher and Mr. Chou in the event of a change in control and an involuntary termination of employment as of September 30, 2009, would result in a reduction in benefits in the amount of $509,728, $401,215 and $846,511, respectively.

Potential Payments upon Termination of Employment or Change in Control

The table below quantifies the potential payments that would be owed to each named executive officer under various scenarios involving the termination of employment or change in control of the company as of September 30, 2009, the last business day of fiscal year 2009. The amounts presented are in addition to accumulated pension benefits and the balances under our deferred compensation plan (set forth on pages 36 and 37):

							Involuntary
				Termination by			Termination
				Company			with or without
		Death and	Termination	without	Termination		Cause within
		Termination	by Executive	Cause or by	by	Change	Two Years of
		with	without Good	Executive for	Company	in	Change in
Name	Benefit	Disability	Reason	Good Reason	for Cause	Control	Control (1)
R. David Yost (2)	Accrued Unpaid Salary	$23,716	$23,716	$23,716	$23,716	—	—
	2009 Bonus	$1,489,752	—	$1,489,752	—	—	—
	Salary Continuation	—	—	$2,466,471	—	—	—
	Bonus Continuation	—	—	$2,878,001	—	—	—
	COBRA Premiums	—	—	$25,189	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$2,503,388	—	—	—	—	$2,503,388
	Incremental Pension Benefits (4)	$1,000,715	$1,000,715	$1,000,715	—	—	—
	Supplemental 401(k) plan (5)	—	—	—	—	—	—

	Total	$5,017,571	$1,024,431	$7,928,844	$23,716	—	$2,503,388

Michael D. DiCandilo	Accrued Unpaid Salary	$12,528	$12,528	$12,528	$12,528	—	—
	2009 Bonus	$689,062	—	$689,062	—	—	—
	Salary Continuation	—	—	$1,302,884	—	—	—
	Bonus Continuation	—	—	$1,282,820	—	—	—
	COBRA Premiums	—	—	$34,534	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$2,105,062	—	—	—	—	$2,105,062
	Incremental Pension Benefits (4)	$173,020	$173,020	$173,020	—	—	—
	Supplemental 401(k) plan (5)	$121,749	—	—	—	$121,749	—

	Total	$3,101,421	$185,548	$3,539,848	$12,528	$121,749	$2,105,062

Steven H. Collis	Accrued Unpaid Salary	$11,013	$11,013	$11,013	$11,013	—	—
	2009 Bonus	$606,585	—	$606,585	—	—	—
	Salary Continuation	—	—	$1,145,338	—	—	—
	Bonus Continuation	—	—	$811,717	—	—	—
	COBRA Premiums	—	—	$35,511	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$2,007,208	—	—	—	—	$2,007,208
	Incremental Pension Benefits (4)	—	—	—	—	—	—
	Supplemental 401(k) plan (5)	$86,445	—	—	—	$86,445	—

	Total	$2,711,251	$11,013	$2,655,164	$11,013	$86,445	$2,007,208

Jeanne B. Fisher	Accrued Unpaid Salary	$6,356	$6,356	$6,356	$6,356	—	—
	2009 Bonus	$331,500	—	$331,500	—	—	—
	Salary Continuation	—	—	$661,001	—	—	—
	Bonus Continuation	—	—	$476,318	—	—	—
	COBRA Premiums	—	—	$12,136	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$682,566	—	—	—	—	$682,566
	Incremental Pension Benefits (4)	—	—	—	—	—	—
	Supplemental 401(k) plan (5)	—	—	—	—	—	—

	Total	$1,020,422	$6,356	$1,532,311	$6,356	—	$682,566

John G. Chou	Accrued Unpaid Salary	$5,965	$5,965	$5,965	$5,965	—	—
	2009 Bonus	$265,200	—	$265,200	—	—	—
	Salary Continuation	—	—	$620,320	—	—	—
	Bonus Continuation	—	—	$283,563	—	—	—
	COBRA Premiums	—	—	$32,045	—	—	—
	Outplacement	—	—	$45,000	—	—	—
	Accelerated Vesting of Equity (3)	$540,153	—	—	—	—	$540,153
	Incremental Pension Benefits (4)	—	—	—	—	—	—
	Supplemental 401(k) plan (5)	$57,854	—	—	—	$57,854	—

	Total	$869,172	$5,965	$1,252,093	$5,965	$57,854	$540,153

(1)	The benefits shown are in addition to any amounts that the executive would receive (i) as a result of the accelerated vesting of account balances under the supplemental 401(k) plan upon a change in control, as shown in the column “Change in Control,” or (ii) if the termination of his or her employment was without cause, as shown in the column “Termination by Company without Cause or by Executive for Good Reason.” Applying the Section 280G analysis to benefits otherwise payable to Mr. Collis, Ms. Fisher and Mr. Chou in the event of a change in control and an involuntary termination of employment as of September 30, 2009, would result in a reduction of benefits payable to them in the amount of $509,728, $401,215 and $846,511, respectively.

(2)	Mr. Yost is the only named executive officer currently eligible to retire under our qualified pension plan, assuming retirement on September 30, 2009. If he were to have retired as of September 30, 2009, he would have received the accumulated retirement benefits shown for him in the tables on pages 36 and 37, except that the difference between the actual benefit payable as a lump sum on September 30, 2009 and the present value of the accumulated benefit shown in the Pension Benefits table is $1,153,419. In the case of Mr. Yost’s death, disability, retirement or termination of employment following a change of control occurring on September 30, 2009, Mr. Yost or his heirs would receive a distribution of the $2,700,000 accrued for him under his long-term incentive award for the two-year performance period ended on September 30, 2009. Except in the case of death, the distribution would occur at least 13 months after the termination from service. Payments will be made within 30 days after the date of death. Accrued amounts would be forfeited if Mr. Yost’s service with us terminated for any other reason unless the Compensation and Succession Planning Committee determines otherwise.

(3)	The value of the accelerated vesting of unvested restricted stock is calculated by multiplying the number of shares of unvested restricted stock held by the named executive officer as of September 30, 2009 by $22.38, the closing price of our common stock on that date. The value of the accelerated vesting of unvested options is calculated by multiplying the number of unvested options held by the named executive officer on September 30, 2009 by the difference between the exercise price of the options and $22.38, the closing price of a share of our common stock on that date. Unvested restricted stock vests in the case of disability, death or an involuntary termination of employment within two years of a change in control of the company. Unvested stock options vest upon an involuntary termination of employment within two years of a change in control of the company.

(4)	The amounts shown as payable under our supplemental retirement plan upon the termination of employment is the difference between the present value of the accumulated benefit shown in the Pension Benefits table and the actual benefit, payable as a lump sum, the named executive officer would receive had his or her employment been terminated on September 30, 2009. The lump sum amounts were calculated using the RP2000 Mortality table, with life expectancy projected in accordance with IRS rules and the applicable minimum present value segment interest rates. Benefits under the supplemental retirement plan may be forfeited by a participant if he is terminated for cause or engages in conduct that is detrimental to AmerisourceBergen, such as joining a competitor. Benefits under the supplemental retirement plan may be forfeited if a participant is terminated for cause or engages in conduct that is detrimental to the company, such as joining a competitor.

(5)	The amounts shown represent the value of unvested account balances under the supplemental 401(k) plan for events that would result in the accelerated vesting and payment of those benefits. Account balances under the supplemental 401(k) plan do not vest in full until an employee reaches age 62 (or age 55 with more than 15 years of service), except that vesting is accelerated upon disability, death and change in control of the company (so long as the participant is employed by the company on the date of the change in control). Unvested account balances are forfeited if the participant is terminated for any reason other than death or disability. If a participant is terminated for cause, he or she forfeits all vested and unvested account balances under the supplemental 401(k) plan. Distribution of account balances upon termination of employment, death, disability or change in control are made in a lump sum. Mr. Yost and Ms. Fisher are fully vested in their supplemental 401(k) plan account balances. Therefore, the amounts of Mr. Yost’s and Ms. Fisher’s vested balances (shown in the Non-Qualified Defined Contribution and Other Deferred Compensation table) are not included here. Mr. Yost and Ms. Fisher would forfeit their vested benefit if we terminated his or her employment for cause.

Stock Awards and Option Awards.  Our restricted stock, restricted stock unit and stock option awards include provisions that result in the vesting or forfeiture of awards depending on the reason for termination of employment. These provisions are as follows:

Reason for Termination	Unvested Awards	Impact on Expiration Date of Vested Options
Termination for Cause	Forfeit	Immediately upon termination
Voluntary Termination by Executive	Forfeit	3 months from date of termination
Termination without Cause	Forfeit	1 year from date of termination (or 90 days for certain options granted prior to 2002)
Involuntary Termination by AmerisourceBergen within 2 Years of Change in Control	Restrictions Lapse on Stock/Options Vest	1 year from date of termination
Death	Restrictions Lapse on Stock/Forfeit Options	1 year from date of termination
Disability	Restrictions Lapse on Stock/Forfeit Options	1 year from date of termination
Retirement (for awards granted prior to August 10, 2004)	Forfeit	3 months from date of termination
Voluntary Retirement (for awards granted on or after August 10, 2004 but prior to February 19, 2009)	Forfeit	3 years from date of termination
Voluntary Retirement (for awards granted on or after February 19, 2009)	Restricted Stock, Restricted Stock Units and Options continue to vest to the extent and according to the schedule set forth in the applicable award agreement	Expires at the end of the stated term in the applicable award agreement

CERTAIN TRANSACTIONS

What is our policy with respect to transactions with related persons?

We have a written Related Persons Transactions Policy. The Audit and Corporate Responsibility Committee must approve or ratify any transaction, arrangement or relationship exceeding $120,000 in which the company and any related person has a direct or indirect material interest. This policy includes any series of transactions that exceeds $120,000 in the aggregate in any calendar year. Related persons include:

•	directors and nominees;

•	executive officers;

•	persons controlling more than 5% of our common stock;

•	the immediate family members of each of these individuals; and

•	a firm, corporation or other entity in which any of these individuals is employed or is a partner or principal or in which any of these individuals has more than 5% ownership interest.

Related persons must notify the General Counsel in advance of any proposed transaction with us. They must explain principal features of the proposed transaction, including its potential value and benefit to us. The General Counsel will refer all proposed related person transactions exceeding $120,000 to the Audit and Corporate Responsibility Committee for review.

The Audit and Corporate Responsibility Committee will consider the proposed transaction at its next regularly scheduled meeting. In reviewing the proposed transaction, the committee will take into account those factors it considers appropriate, including the business reasons for the transaction and whether the terms of the transaction are fair to the company and no less favorable than would be provided by an unaffiliated third party. The committee will also consider, if applicable, whether the proposed transaction would impair the independence of a director or present an improper conflict of interest for directors, nominees or executive officers. Directors with an interest in any proposed transaction will not vote on the proposed transaction. The committee will review and approve annually any ongoing related person transactions.

In fiscal year 2009, AmerisourceBergen was not a party to any related person transaction as described in Item 404 of SEC Regulation S-K or that required approval under our Related Persons Transactions Policy.

What is our policy with regard to loans to directors or officers?

Our corporate governance principles prohibit us from making any personal loans or extensions of credit to directors or executive officers. We do not have any programs under which we extend loans to either directors or officers.

Transactions with Management

The stepfather of Mr. Collis’s wife is employed as an information technology manager for the AmerisourceBergen Specialty Group. He received approximately $98,000 in compensation in fiscal year 2009.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table shows how much of our outstanding common stock is beneficially owned by each of the named executive officers (who comprised all of the executive officers of AmerisourceBergen as of the date shown), each of the directors, and all directors and executive officers as a group as of November 30, 2009. The table also shows how much of our outstanding common stock is beneficially owned by owners of more than 5% of our outstanding common stock.

According to the rules adopted by the SEC, a person “beneficially owns” securities if the person has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1%, based on 288,700,285 shares of common stock outstanding as of the close of regular trading on the NYSE on November 30, 2009.

		Aggregate Number
		of Shares
		Beneficially
Name and Address of Beneficial Owner	Title of	Owned	Percent of
(1)	Beneficial Owner	(2)	Class

R. David Yost(3)	President and Chief Executive Officer and Director	3,768,229	1.3
Michael D. DiCandilo(3)	Executive Vice President and Chief Financial Officer	1,006,112	*
Steven H. Collis(3)	Executive Vice President, AmerisourceBergen Corporation, and President, AmerisourceBergen Drug Corporation	1,042,101	*
Jeanne B. Fisher(3)	Senior Vice President, Human Resources	254,256	*
John G. Chou(3)	Senior Vice President, General Counsel and Secretary	152,004	*
Charles H. Cotros(4)	Director	61,079	*
Richard W. Gochnauer(4)	Director	10,217	*
Richard C. Gozon(4)	Director	188,176	*
Edward E. Hagenlocker(4)	Director	121,204	*
Jane E. Henney, M.D.(4)	Director	69,933	*
Michael J. Long(4)	Director	43,201	*
Henry W. McGee(4)	Director	79,043	*
All directors and executive officers as a group (12 people)(5)		6,795,555	2.4
Vanguard Group Inc. P.O. Box 2600 V26 Valley Forge, PA 19482-2600		16,118,690	5.6

*	Less than 1.0%

(1)	The address for each named executive officer and director is: AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087.

(2)	Based on information furnished to the company by the respective stockholders or obtained by the company from sources we believe are reliable. The company believes that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(3)	Common stock and the percent of class listed as being beneficially owned by the company’s named executive officers include outstanding options to purchase common stock which are exercisable within 60 days of November 30, 2009, as follows: Mr. Yost — 2,224,811 shares; Mr. DiCandilo — 925,148 shares; Mr. Collis — 1,003,009 shares; Ms. Fisher — 237,942 shares; and Mr. Chou — 137,672 shares.

(4)	Common stock and the percent of class listed as being beneficially owned by our non-employee directors include outstanding options to purchase common stock which are exercisable within 60 days of November 30, 2009, as follows: Mr. Cotros — 34,826 shares; Mr. Gochnauer - 2,760 shares; Mr. Gozon — 145,092 shares; Mr. Hagenlocker — 112,392 shares; Dr. Henney — 47,172 shares; Mr. Long — 29,780 shares; and Mr. McGee — 60,526 shares.

(5)	Includes all directors and named executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of September 30, 2009 regarding all of our existing compensation plans pursuant to which equity securities are authorized for issuance to employees and non-employee directors.

	(a)	(b)	(c)
Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected in
Plan Category	and rights	and rights	column(a))

Equity compensation plans approved by security holders	26,094,902	$19	29,952,503	(1)

Equity compensation plans not approved by security holders	—	N/A	—

Total	26,094,902	$19	29,952,503

(1)	Includes 29,679,760 shares available for future issuances of stock and option awards under the AmerisourceBergen Corporation Management Incentive Plan, 174,638 shares available for future issuance of options under the non-employee directors’ stock option plan and 98,105 shares available for future issuance of restricted common stock under the non-employee directors’ restricted stock plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers as well as persons who beneficially own more than 10 percent of our common stock to file with the SEC reports of ownership and changes in beneficial ownership of our common stock. Directors, executive officers and greater than 10 percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. We believe that during fiscal year 2009 all of our directors and executive officers complied with these requirements, except as described below.

We take responsibility for filing Section 16(a) reports on behalf of our named executive officers, including Form 4 reports in connection with their annual equity grants. Fiscal year 2009 annual equity grants to our named executive officers were approved by the Compensation and Succession Planning Committee at a meeting that occurred on February 19, 2009. Due to an administrative error, we did not file Mr. Yost’s and Mr. Chou’s Form 4 reports for these grants in a timely manner.

AVAILABILITY OF FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 (without exhibits or documents incorporated by reference therein), are available without charge to stockholders upon written request to the Corporate and Investor Relations Department, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087, by calling (610) 727-7000 or via the Internet at www.amerisourcebergen.com.

REQUIREMENTS FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in the 2011 Proxy Statement.  Any proposal of a stockholder that is intended to be presented by such stockholder at AmerisourceBergen’s 2011 Annual Meeting of Stockholders must be submitted in writing by September 24, 2010 in order to be considered for inclusion in the 2011 Proxy Statement and the form of proxy relating to the 2011 meeting. All proposals should be submitted to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. Stockholder proposals must comply with SEC Rule 14a-8, Delaware law and our bylaws.

Other Stockholder Proposals for Presentation at the 2011 Annual Meeting of Stockholders.  Stockholders of record who do not submit a proposal for inclusion in AmerisourceBergen’s proxy materials under SEC Rule 14a-8, but who instead intend to nominate a person for election as director or to introduce an item of business at the 2011 Annual Meeting of Stockholders must provide advance written notice to us in accordance with our bylaws. Our bylaws set forth the procedures that must be followed and the information that must be provided in order for a stockholder to nominate a person for election as director or to introduce an item of business at the 2011 Annual Meeting of Stockholders. We must receive notice of your intention to introduce a nomination or other item of business at the 2011 Annual Meeting of Stockholders no earlier than December 3, 2010 and no later than January 3, 2011. Such notice should be addressed to John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087 and must include the information set forth in our bylaws. You may obtain a copy of our bylaws upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board of Directors for the 2011 Annual Meeting of Stockholders will confer discretionary authority with respect to any such proposal.

The Chairman of the 2011 Annual Meeting of Stockholders may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth for such matters in our bylaws.

Other Stockholder Communications.  Stockholder communications may be submitted at any time in writing to: John G. Chou, Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Chesterbrook, Pennsylvania 19087. Stockholder communications are communications from any stockholder to the Board of Directors, any committee or any director on matters that relate reasonably to their respective duties and responsibilities. Stockholder communications do not include stockholder proposals (discussed above) and stockholder recommendations for director nominee candidates (discussed under Process for Identifying and Evaluating Director Nominees and for Submitting Recommendations at page 15). AmerisourceBergen’s Secretary will determine, in his good faith judgment, which stockholder communications will be relayed to the Board of Directors, any committee or any director.

Appendix A

FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF AMERISOURCEBERGEN CORPORATION

AmerisourceBergen Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.     The name of the corporation is AmerisourceBergen Corporation.

2.     Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and having been duly proposed by the Corporation’s Board of Directors and duly adopted in accordance therewith, this Amended and Restated Certificate of Incorporation (this “Certificate”) restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of AmerisourceBergen Corporation. The amendments contained herein have been duly adopted by the holders of a majority of the outstanding stock of AmerisourceBergen Corporation entitled to vote thereon at the annual meeting of the stockholders of AmerisourceBergen Corporation.

3.     The text of the Amended and Restated Certificate of Incorporation of AmerisourceBergen Corporation, together with all subsequent amendments, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is AmerisourceBergen Corporation (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the Corporation in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

ARTICLE III

CORPORATE PURPOSE

Section 3.01.     Purpose.  The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the DGCL, as amended from time to time, and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.

Section 3.02.     Term.  The Corporation is to have perpetual existence.

ARTICLE IV

CAPITALIZATION

Section 4.01.     Authorized Capital.  The aggregate number of shares of stock which the Corporation shall have authority to issue is 610,000,000 shares, divided into two (2) classes consisting of 600,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).

Section 4.02.     Common Stock.  The Common Stock shall be subject to the express terms of any series of Preferred Stock.

(a)     Voting.   Except as may be provided in this Certificate or in a Preferred Stock Certificate of Designation (as defined below), if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes as provided by law, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

(b)     Dividends.   Subject to any other provisions of this Certificate, and to the rights of holders of Preferred Stock, if any, holders of Common Stock shall be entitled to receive ratably on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared by the Board of Directors (the “Board”) of the Corporation from time to time out of the assets or funds of the Corporation legally available therefor.

(c)     Distribution of Assets.  Subject to the express terms of any series of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

Section 4.03.    Preferred Stock.  (a) The Board is authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Certificate including, but not limited to, determination of any of the following:

(i)     the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;

(ii)     the dividend rate and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;

(iii)     the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

(iv)     whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(v)     whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(vi)     the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(vii)     whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

(viii)     whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

(ix)     any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series.

(b)     Voting Rights.   Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

(c)     Dividends.  Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

(d)     Preference on Liquidation.   In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein or in the applicable Preferred Stock Certificate of Designation.

(e)     Redemption.  The Corporation, at the option of the Board, may redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed in the applicable Preferred Stock Certificate of Designation for such series.

(f)     Certificate of Designations.  For all purposes, this Certificate shall include each certificate of designations, if any, setting forth the terms of a series of Preferred Stock.

(g)     Authorized Shares.   Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Certificate to increase or decrease the number of authorized shares of any series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the Board of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation, and all other outstanding shares of stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL or any similar provisions hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

ARTICLE V

BOARD OF DIRECTORS

Section 5.01.     Election of Directors.  Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Except as may be provided in this Certificate or in a Preferred Stock Certificate of Designation, if any, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

Section 5.02.     Number of Directors.  The number of directors on the Board shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board or the stockholders.

Section 5.03.     Classified Board.   The Board, other than those who may be elected by the holders of any series of Preferred Stock, if any, shall be and is divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 2002, each initial director in Class II shall hold office until the annual meeting of stockholders in 2003, and each initial director in Class III shall hold office until the annual meeting of stockholders in 2004. Notwithstanding the foregoing provisions of this Section 5.03, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

Section 5.04.     Nominations.  Subject to the rights of holders of any series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board or by any stockholder of record entitled to vote generally in the election of directors subject to Article VI, Section 6.04.

Section 5.05.     Removal.  No director who is part of any particular class of directors may be removed except both for cause and by the affirmative vote of the holders of a majority of the votes cast for and against the removal by the holders of shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote generally in the election of directors, considered for this purpose as a single class. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, removal from office or death, and (b) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to maintain such classes as nearly equal as possible.

Section 5.06.     Vacancies.  Subject to the rights of the holders of any series of Preferred Stock or any other class of stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of the class for which such directors have been elected and until their successors are duly elected and qualified.

Section 5.07.     Directors’ Meetings, Consents and Elections.  Meetings of the Board and of any committee thereof may be held outside the State of Delaware if the Bylaws so provide. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting as provided by statute, if the Bylaws of the Corporation so provide. The elections of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE VI

STOCKHOLDERS

Section 6.01.     Cumulative Voting.  No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.

Section 6.02.     No Preemptive Rights.  Except for rights issued pursuant to Article VIII hereof, no stockholder of the Corporation shall have any preemptive or preferential right, nor be entitled to such as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of the Corporation of any class or series, whether issued for money or for consideration other than money, or of any issue of securities convertible into stock of the Corporation.

Section 6.03.     Stockholder Action.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution duly adopted by a majority of the members of the Board, and the ability of the stockholders to call a special meeting of stockholders of the Corporation is specifically denied.

Section 6.04.     Notice.  Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE VII

LIMITATION OF DIRECTORS’ LIABILITY;
INDEMNIFICATION BY THE CORPORATION

Section 7.01.     Limitation on Liability.  The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the DGCL. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VII, Section 7.01 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Section 7.02.     Indemnification.  The Corporation shall indemnify any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves the Corporation or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of the Corporation. Any person who is or was a director, officer, trustee, employee or agent of a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Article VII, Section 7.02. Any repeal or modification of this Article VII, Section 7.02, shall not adversely affect any rights to indemnification that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 7.03.     Expenses.  Directors and officers of the Corporation shall have the right to be paid by the Corporation expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board, advance such expenses to any person who is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, trust or other enterprise.

Section 7.04.     Miscellaneous.  (a)  The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and to any person serving at the request of the Corporation as an employee or agent of another corporation, trust or other enterprise.

(b)     The rights to indemnification and to the advancement of expenses conferred in this section shall not be exclusive of any other right that any person may have or hereafter acquire under this Certificate, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

(c)     Any repeal or modification of this section by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

(d)     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of such person’s status as such, whether or not the Corporation shall have the power to indemnify such person against such liability under the provisions of this Article VII. Any person who is or was a director, officer, employee or agent of the Corporation or a subsidiary of the Corporation shall be deemed to be serving in such capacity at the request of the Corporation for purposes of this Article VII, Section 7.04.

ARTICLE VIII

STOCKHOLDER RIGHTS

Section 8.01.     Stockholder Rights.  The Board is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued shall be determined by the Board and set forth in the contracts or instruments that evidence such rights. The authority of the Board with respect to such rights shall include, but not be limited to, determination of the following:

(a)     the initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights;

(b)     provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or securities of the Corporation;

(c)     provisions which adjust the number or exercise price of such rights, or amount or nature of the stock or other securities or property receivable upon exercise of such rights, in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation’s stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereof of the obligations of the Corporation under such rights;

(d)     provisions which deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void;

(e)     provisions which permit the Corporation to redeem such rights; and

(f)     the appointment of a rights agent with respect to such rights.

ARTICLE IX

BUSINESS COMBINATIONS

Section 9.01.     Section 203 of the DGCL.  In accordance with Section 203(b) of the DGCL, the Corporation shall be governed by the provisions contained in Section 203(a) of the DGCL regarding restrictions on business combinations with interested stockholders.

ARTICLE X

TRANSACTION WITH DIRECTORS AND OFFICERS

Section 10.01.     Transaction With Directors and Officers.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE XI

AMENDMENTS

Section 11.01.     Bylaws.   In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation without the assent or vote of the stockholders of the Corporation. The stockholders may, at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof, make, alter, amend or repeal the Bylaws by the affirmative vote of a majority of the votes cast for and against the adoption, alteration, amendment or repeal by the holders of shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the adoption, alteration, amendment or repeal.

Section 11.02.     Certificate.  The Corporation reserves the right to amend, alter, change or repeal the provisions in this Certificate and in any certificate amendatory hereof in the manner now or hereafter prescribed by law, and all rights conferred in this Certificate on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, in accordance with the provisions of the General Corporation Law of the State of Delaware, AmerisourceBergen Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by R. David Yost, its President and Chief Executive Officer, this  day of March, 2010.

AMERISOURCEBERGEN CORPORATION

By:
  R. David Yost
  President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET
http://www.proxyvoting.com/abc
AMERISOURCEBERGEN CORPORATION	Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
 WO#
65313
▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

Item 1. ELECTION OF THREE DIRECTORS TO CLASS III.

Nominees:	FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1 Richard W. Gochnauer 1.2 Edward E. Hagenlocker 1.3 Henry W. McGee	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	Item 2.	Approval of the amendment and restatement of AmerisourceBergen’s Amended and Restated Certificate of Incorporation to replace all supermajority vote requirements with a majority vote requirement.	☐	☐	☐

				Item 3.	Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

				Item 4.	Other matters.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your AmerisourceBergen Corporation account online.
Access your AmerisourceBergen Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for AmerisourceBergen Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
▼ FOLD AND DETACH HERE ▼
AMERISOURCEBERGEN CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MARCH 4, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and John G. Chou, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Stockholders to be held at the Four Seasons Hotel Philadelphia, One Logan Square, Philadelphia, Pennsylvania 19103, on March 4, 2010 at 2:00 p.m., Eastern Time, and at any and all adjournments and postponements thereof, as follows:
     THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250
    (Continued on the reverse side. Must be signed and dated on the reverse side)
  WO #
65313